                                                                       Exhibit 4
                                                                       ---------






                           STOCK PURCHASE AGREEMENT

                          dated as of April 28, 2000

                                by and between

                          ABL ACQUISITION CORPORATION

                                      and

           RANDALL R. AMON, DANIEL BRYAN, WILLIAM C. LITSINGER, III,

                   JACK L. OTTENHEIMER AND KEVIN W. CAMPION

                              with respect to all

                         outstanding capital stock of

                        A.B.L. ELECTRONICS CORPORATION

          This STOCK PURCHASE AGREEMENT dated as of April 28, 2000 is made and entered into by and between ABL ACQUISITION CORPORATION ("Purchaser") and
                                                          ---------
RANDALL R. AMON, DANIEL BRYAN, WILLIAM C. LITSINGER, III, JACK L. OTTENHEIMER AND KEVIN W. CAMPION (each, a "Seller" and, together, the "Sellers"), who
                               ------                      -------
together own all of the outstanding shares of capital stock of A.B.L. Electronics Corporation, a Maryland corporation. Capitalized terms used but not otherwise defined herein have the respective meanings set forth in Section 7.01.
                                                                   ------------

          WHEREAS, the Sellers together own 100 shares of Class A common stock, par value $0.01 per share, and 100 shares of Class B common stock, par value $0.01 per share, of A.B.L. Electronics Corporation, a Maryland corporation (the "Company"), constituting all issued and outstanding shares of capital stock of
 -------
the Company (such shares being referred to herein as the "Shares"); and
                                                          ------

          WHEREAS, the Sellers desire to sell, and Purchaser desires to purchase, the Shares on the terms and subject to the conditions set forth in this Agreement;

          NOW, THEREFORE, in consideration of the mutual covenants and agreements set forth in this Agreement, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

                                   ARTICLE I

                          SALE OF SHARES AND CLOSING

          1.01.  Purchase and Sale. The Sellers agree to sell to Purchaser, and
                 -----------------
Purchaser agrees to purchase from the Sellers, all of the right, title and interest of the Sellers in and to the Shares at the Closing on the terms and subject to the conditions set forth in this Agreement.

          1.02.  Purchase Price. The aggregate purchase price for the Shares
                 --------------
(the "Purchase Price") shall be (a) $4,000,000 in cash and (b) an aggregate
      ---------------
number of shares of common stock of the corporate parent of Purchaser, American Power Conversion Corporation ("APC"), par value $0.01 per share, that, when multiplied by the last sale price per share of such common stock (as reported at the close of trading on the Closing Date) on the Nasdaq National Market System, rounded downward to the nearest whole share, equals $4,000,000. The shares of common stock of APC that constitute the stock portion of the Purchase Price are referred to herein as the "Purchaser Stock."
                           ---------------

          1.03.  Closing; Holdback. (a)  The Closing will take place at the
                 -----------------
offices of Clifford Chance Rogers & Wells LLP, 607 14/th/ Street, N.W., Washington, D.C., or at such other place as Purchaser and the Sellers mutually agree, simultaneously with the execution of this Agreement. At or as soon as practicable following the Closing, Purchaser will (a) pay to Sellers an aggregate of $4,000,000 by wire transfer of immediately available funds to such accounts as the Sellers may reasonably direct by written notice signed by all of the Sellers and delivered to Purchaser by the Sellers at least two (2) Business Days before the Closing Date and (b) assign and transfer to the Sellers good and valid title in and to Purchaser Stock with an aggregate value, determined in accordance with Section 1.02, of $3,000,000, free and clear of all Liens, with the exception of any limitations or encumbrances pursuant to any written agreements among the Sellers and Purchaser of even date herewith, by delivering such shares of Purchaser Stock to such accounts and in such proportions as the Sellers may reasonably direct by written notice signed by all of the Sellers and delivered to Purchaser by the Sellers at least two (2) Business Days before the Closing Date. The remaining number of shares of Purchaser Stock with an aggregate value, determined in accordance with
Section 1.02, of $1,000,000 (such number of shares being referred to herein as the "Holdback Amount") shall be held back by Purchaser in accordance with
     ---------------
Section 1.03(b). Simultaneously, each of the Sellers will assign and transfer to Purchaser good and valid title in and to all of the shares of both Class A and Class B common stock of the Company beneficially owned by such Seller, free and clear of all Liens, by delivering to Purchaser a certificate or certificates representing such Shares, in genuine and unaltered form, duly endorsed in blank or accompanied by duly executed stock powers endorsed in blank, with requisite stock transfer tax stamps, if any, attached. At the Closing, there shall also be delivered to the Sellers and Purchaser the certificates and other Contracts, documents and instruments to be delivered under this Agreement.

          (b) Purchaser shall not be obligated to issue or transfer any of the Holdback Amount to the Sellers until the date that is three (3) years following the Closing Date, provided that Purchaser shall at all times during such three
(3)-year period have the right, in its reasonable discretion and upon compliance with the notice procedures set forth in Section 1.03(c), to set off any portion of the Holdback Amount in satisfaction of any obligation of any or all of the Sellers to Purchaser pursuant to Article VI hereof, and the Sellers hereby agree that they shall have no entitlement to any Purchaser Stock, or to the cash value thereof, set off pursuant to this Agreement. On the date that is three (3) years from the Closing Date, Purchaser shall assign and transfer to the Sellers good and valid title in and to the number of shares of Purchaser Stock that constitute the Holdback Amount (or the remaining portion thereof, if any, in the event that Purchaser has set off any portion thereof), subject to the preceding sentence, free and clear of all Liens, by delivering such shares of Purchaser Stock to such accounts and in such proportions as the Sellers may reasonably direct by written notice signed by all of the Sellers and delivered to Purchaser by the Sellers at least two (2) Business Days before the date of such transfer. For purposes of any set off by Purchaser of any portion of the Holdback Amount, the number of shares of Purchaser Stock to be set off shall be calculated based on the last sale price per share of APC's common stock (as reported at the close of trading on the Set-Off Date) on the Nasdaq National Market System, rounded downward to the nearest whole share.

          (c) In the event that Purchaser determines in its reasonable discretion to set off all or a portion of the Holdback Amount in accordance with this Agreement, Purchaser shall as soon as practicable prepare and deliver to the Sellers a notice (each, a "Set-Off Notice") setting forth (i) the specific obligation of one or more of the Sellers that Purchaser seeks to satisfy in whole or in part by means of such set off, (ii) the amount of such obligation or of the portion of such obligation that Purchaser seeks to satisfy by means of such set off, and (iii) a statement of the number of shares that are to be set off, calculated in accordance with Section 1.03(b), including the per share price used in making such calculation. For purposes of any set off under this Section 1.03, the "Set-Off Date" shall be the date of the notice provided to the Sellers by Purchaser pursuant to this Section 1.03(c).

          (d) Upon receipt of a Set-Off Notice, the Sellers shall have fifteen
(15) days to review the Set-Off Notice. In the event that the Sellers have one or more objections to the contents of the Set-Off Notice, the Sellers shall notify Purchaser in writing of such objections within such fifteen (15)-day period, and such notice by Sellers shall set forth with reasonable specificity the basis for the Sellers' objection(s). In the event that the Sellers do not provide notice to Purchaser of any objection(s) within such fifteen (15)-day period, the Sellers agree that they shall have no right to dispute Purchaser's set off of such portion of the Holdback Amount and shall have no entitlement to receive any of the shares of Purchaser Stock so set off. In the event that the Sellers provide notice to Purchaser of one or more objections to the Set-Off Notice within such fifteen (15)-day period, Purchaser shall contact the Sellers or their designated representative (who may be designated in the Sellers' notice of objection(s)) within five (5) days of Purchaser's receipt of such notice, and the parties hereto agree to negotiate in good faith to reach a resolution of any disagreements. In the event that the parties successfully reach such a resolution, the number of shares that are to be set off by Purchaser in accordance with such resolution, even if such number is zero (0), shall be set forth in a writing signed by Purchaser and the Sellers (or by their designated representative). In the event that the parties are unable to reach a resolution of their disagreements, the parties hereby agree to submit such disagreements to binding, nonappealable arbitration for a final determination of the number of shares of Purchaser Stock to be set off, if any. Such arbitration shall be conducted in accordance with the commercial arbitration rules of the American Arbitration Association and shall take place in Boston, Massachusetts.

          (e) Unless otherwise agreed to in writing by Purchaser and the Sellers, Purchaser's cumulative right to set off all or a portion of the Holdback Amount shall be limited to the number of shares of Purchaser Stock that have an aggregate value, calculated in accordance with Section 1.03(b), of $1,000,000.

          1.04.  Resale Registration.
                 -------------------

          (a) Within ninety (90) days following the Closing Date, Purchaser shall prepare and file with the SEC, pursuant to the Securities Act, a registration statement on Form S-3 or other appropriate form covering the public resale of the Purchaser Stock. Purchaser shall use reasonable best efforts to cause such registration statement (and the related prospectus) to become effective as promptly as practicable after filing and to remain effective until the date that is twelve (12) months following the Closing Date. Purchaser shall bear the fees and expenses incurred in connection with such registration, except for any fees and expenses of counsel to any of the Sellers and taxes applicable to the sale by the Sellers of any Purchaser Stock covered thereby. While the aforementioned registration statement is effective, Purchaser shall use its best efforts to ensure that the registration statement, as amended or supplemented, does not contain any untrue statement of a material fact or omit to state a material fact required to make the statements therein, in light of the circumstances in which they were made, not misleading.

Notwithstanding anything herein to the contrary, each Seller shall resell shares of Purchaser Stock only in accordance with applicable securities laws and regulations and subject to applicable Blackout Period Restrictions (as described below).

       (b) In the event that Purchaser is required to transfer to the Sellers any Purchaser Stock that constitutes part of the Holdback Amount pursuant to
Section 1.03(b), Purchaser agrees that it shall, as soon as practicable following such transfer, and in any event within ninety (90) days following the date of such transfer, prepare and file with the SEC, pursuant to the Securities Act, a registration statement on Form S-3 or other appropriate form covering the public resale of the Purchaser Stock that constituted the Holdback Amount. Purchaser shall use reasonable best efforts to cause such registration statement (and the related prospectus) to become effective as promptly as practicable after filing and to remain effective until the date that is twelve (12) months following the date of such transfer. Purchaser shall bear the fees and expenses incurred in connection with such registration, except for any fees and expenses of counsel to any of the Sellers and taxes applicable to the sale of any Purchaser Stock covered thereby. While the aforementioned registration statement is effective, Purchaser shall use its best efforts to ensure that the registration statement, as amended or supplemented, does not contain any untrue statement of a material fact or omit to state a material fact required to make the statements therein, in light of the circumstances in which they were made, not misleading. Notwithstanding anything herein to the contrary, each Seller shall resell shares of Purchaser Stock only in accordance with applicable securities laws and regulations and subject to applicable Blackout Period Restrictions (as described below).

       (c) "Blackout Period Restrictions" shall mean the following restrictions
            ----------------------------
on the sale of shares of Purchaser Stock by any of the Sellers: (i) none of the Sellers may sell any securities of Purchaser at any time in violation of the written company-wide policies of Purchaser attached hereto as Exhibit A, as the
                                                              ---------
same may be amended from time to time (the "Blackout Policy"); and (ii) at any time subsequent to the Closing and while any of the Sellers continues to be the beneficial owner of any shares of Purchaser's common stock, upon giving written notice to the Sellers, Purchaser shall be entitled to suspend sales of its securities by its employees (including the Sellers) for a period beginning on the date of receipt of such notice and expiring on the date upon which Purchaser notifies the Sellers in writing that such restriction has been lifted.
Purchaser represents that the Blackout Policy is applicable to all other employees of APC. Purchaser agrees that it will exercise its rights under
Section 1.04(c)(ii) only in a manner that has a substantially similar effect on all other employees of APC.

       (d) Purchaser agrees that it will remove any restrictive legend set forth on, and any stop transfer instructions relating to, shares of Purchaser Stock received by the Sellers in connection with this Agreement if Purchaser shall have: (i) received a copy of a letter from the staff of the SEC, or a written opinion of counsel, in form and substance reasonably acceptable to Purchaser, to the effect that such legend is not required for purposes of the Securities Act, or (ii) been provided evidence or representations, reasonably acceptable to Purchaser, that the shares represented by such certificates or held by such holder in book entry form, as applicable, are being or have been transferred in a transaction made in conformity with the provisions of Rule 144 or Rule 145, as applicable, promulgated under the Securities Act. Purchaser agrees that it will use its reasonable best efforts to maintain adequate current public information within the meaning of Rule 144 promulgated under the Securities Act during the three (3)-year period following the Closing Date.


                                  ARTICLE II

           COVENANTS, REPRESENTATIONS AND WARRANTIES OF THE SELLERS

          Each Seller, solely with respect to himself, hereby represents and warrants to Purchaser as follows:

          2.01.  Status of the Sellers.  Each Seller has full legal power and
                 ---------------------
capacity to enter into this Agreement and the Operative Agreements. This Agreement has been duly and validly executed and delivered by each Seller and constitutes, and upon the execution and delivery by such Seller of the Operative Agreements to which such Seller is to be a party, such Contracts will constitute, legal, valid and binding obligations of such Seller, enforceable against such Seller in accordance with its, and their, terms.

          2.02.  Organization of the Company.  The Company is a corporation duly
                 ---------------------------
organized, validly existing and in good standing under the Laws of the State of Maryland, and has full corporate power and authority to conduct its business as and to the extent now conducted and to own, use and lease its Assets and Properties. The Company is duly qualified, licensed or admitted to do business and is in good standing in those jurisdictions specified in Section 2.02 of the
                                                            -------------------
Disclosure Schedule, which are the only jurisdictions in which the ownership,
-------------------
use or leasing of its Assets and Properties, or the conduct or nature of its business, makes such qualification, licensing or admission necessary and in which the failure to be so qualified, licensed or admitted and in good standing could reasonably be expected to have a material adverse effect on the validity or enforceability of this Agreement or any of the Operative Agreements to which it is to be a party or on the ability of Purchaser to perform its obligations hereunder or thereunder. The name of each director and officer of the Company on the date hereof, and the position with the Company held by each, are listed in Section 2.02 of the Disclosure Schedule. The Company has prior to the
   ---------------------------------------
execution of this Agreement delivered to Purchaser true and complete copies of the certificate of incorporation (as amended) and by-laws of the Company as in effect on the date hereof.

          2.03.  Capital Stock.
                 -------------

          (a) The authorized capital stock of the Company consists solely of 4,000 shares of Class A stock and 1,000 shares of Class B stock. As of the date of this Agreement, (i) 100 shares of Class A stock were issued and outstanding and no shares of Class A stock were held in the treasury of the Company, and
(ii) 100 shares of Class B stock were issued and outstanding and no shares of Class B stock were held in the treasury of the Company. The shares of Class A stock and Class B stock are held by the Sellers in the respective amounts set forth opposite their names in Section 2.03(a) of the Disclosure Schedule. All of
                              ------------------------------------------
the issued and
outstanding shares of common stock of the Company are duly authorized, validly issued, fully paid and nonassessable. Except pursuant to this Agreement and except as set forth on Section 2.03(a) of the Disclosure Schedule, there are
                       ------------------------------------------
no (i) Options obligating the Company or any of its Subsidiaries to issue or sell any shares of capital stock of the Company or any Subsidiary of the Company or to grant, extend or enter into any Option with respect thereto or (ii) voting trusts, proxies or other commitments, understandings, restrictions or arrangements in favor of any person other than the Company or a Subsidiary wholly owned, directly or indirectly, by the Company with respect to the voting of or the right to participate in dividends or other earnings on any capital stock of any Subsidiary of the Company.

          (b)    Except as set forth on Section 2.03(b) of the Disclosure
                                        ---------------------------------
Schedule, no employee of the Company or its Subsidiaries has been granted any
--------
"equity" interest in the Company or any Subsidiary, and the Sellers agree that the Purchaser will have no liability with respect to any promises, undertakings or statements made by any of the Sellers to any such employee or to any third party relating to the granting of an equity interest in the Company or its Subsidiaries to any such employee. The Sellers agree that any claims by one or more employees of the Company or its Subsidiaries or by any third party based on any such promises, undertakings or statements will be the sole responsibility of the Sellers.

          (c)    Except as set forth on Section 2.03(c) of the Disclosure
                                        ---------------------------------
Schedule, each Seller owns the Shares set forth opposite such Seller's name on
--------
Section 2.03(a) of the Disclosure Schedule beneficially and of record, free and
------------------------------------------
clear of all Encumbrances.

          (d) The delivery of certificates at the Closing representing the Shares in the manner provided in Section 1.03 will transfer to Purchaser good and valid title to the Shares, free and clear of all Liens.

          2.04.  Subsidiaries. Section 2.04 of the Disclosure Schedule lists
                 ------------  ---------------------------------------
the name of each Subsidiary. Each Subsidiary is a corporation duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation (which jurisdiction is also identified in Section 2.04 of the
                                                        -------------------
Disclosure Schedule), and has full power and authority to own, use and lease its
-------------------
Assets and Properties. Each Subsidiary is duly qualified, licensed or admitted to do business and is in good standing in each jurisdiction where the failure to do so could have a material adverse effect (and such jurisdictions are identified on Section 2.04 of the Disclosure Schedule). All of the outstanding
              ---------------------------------------
shares of capital stock of each Subsidiary have been duly authorized and validly issued, are fully paid and nonassessable, and are owned, beneficially and of record by the Company, free and clear of all Liens. There are no outstanding options with respect to any Subsidiary. The Company has, prior to the execution of this Agreement, delivered to Purchaser true and complete copies of the certificate or articles of incorporation and by-laws (or other comparable corporate charter documents) of each of the Subsidiaries as in effect on the date hereof.

          2.05.  No Conflicts.  To the knowledge of each Seller, the execution
                 ------------
and delivery by such Seller of this Agreement do not, and the execution and delivery by such Seller of the

Operative Agreements to which he is to be a party, the performance by such Seller of his obligations under this Agreement and such Operative Agreements and the consummation of the transactions contemplated hereby and thereby will not:

          (a) conflict with or result in a violation or breach of any of the terms, conditions or provisions of the certificate of incorporation or by-laws of the Company;

          (b) subject to obtaining the consents, approvals and actions, making the filings and giving the notices disclosed in Section 2.06 of the
                                                       -------------------
Disclosure Schedule, conflict with or result in a violation or breach of any
-------------------
term or provision of any Law or Order applicable to any Seller, the Company or any of their respective Assets and Properties, other than such conflicts, violations or breaches that could not reasonably be expected to have a Material Adverse Effect; or

          (c)    except as disclosed in Section 2.06 of the Disclosure Schedule,
                                        ---------------------------------------
(i) conflict with or result in a violation or breach of, (ii) constitute (with or without notice or lapse of time or both) a default under, (iii) require any Seller or the Company to obtain any consent, approval or action of, make any filing with or give any notice to any Person as a result or under the terms of,
(iv) result in or give to any Person any right of termination, cancellation, acceleration or modification in or with respect to, (v) result in or give to any Person any additional rights or entitlement to increased, additional, accelerated or guaranteed payments under, or (vi) result in the creation or imposition of any Lien upon the Company or any of its Assets and Properties under, any Contract or License to which any Seller or the Company is a party or by which any of their respective Assets and Properties is bound.

          2.06.  Governmental Approvals and Filings.  Except as disclosed in
                 ----------------------------------
Section 2.06 of the Disclosure Schedule, no consent, approval or action of, filing with or notice to any Governmental or Regulatory Authority on the part of the Sellers, the Company or any Subsidiary is required in connection with the execution, delivery and performance of this Agreement or any of the Operative Agreements to which it is a party or the consummation of the transactions contemplated hereby or thereby.

          2.07.  Books and Records.  The minute books and other similar records
                 -----------------
of the Company and the Subsidiaries as made available to Purchaser prior to the execution of this Agreement contain a true and complete record, in all material respects, of all action taken at all meetings and by all written consents in lieu of meetings of the stockholders, the boards of directors and committees of the boards of directors of the Company and the Subsidiaries. The stock transfer ledgers and other similar records of the Company and the Subsidiaries as made available to Purchaser prior to the execution of this Agreement accurately reflect all record transfers prior to the execution of this Agreement in the capital stock of the Company and the Subsidiaries. Except as set forth in
Section 2.07 of the Disclosure Schedule, neither the Company nor any Subsidiary
---------------------------------------
has any of its Books and Records recorded, stored, maintained, operated or otherwise wholly or partly dependent upon or held by any means (including any electronic, mechanical or photographic process, whether computerized or not) which (including all means of access thereto and therefrom) are not under the exclusive ownership and direct control of the Company or a Subsidiary.

          2.08.  Financial Statements.
                 --------------------

          (a) Prior to the execution of this Agreement, the Sellers have delivered to Purchaser true and complete copies of (i) the reviewed balance sheets of the Company and its consolidated subsidiaries as of June 30, 1999, 1998 and 1997, and the related reviewed statements of operations and stockholders' equity for each of the fiscal years then ended, together with a true and correct copy of the report on such reviewed information by the Company's independent accountants, and all letters from such accountants with respect to the results of such reviews; and (ii) the unaudited balance sheet of the Company and its consolidated Subsidiary as of January 31, 2000 (the "January
                                                                         -------
31 Balance Sheet") and the related unaudited statement of operations and
----------------
stockholders' equity for the month then ended.

          (b) As soon as practicable following the Closing Date, the Sellers will provide to Purchaser the unaudited balance sheet of the Company and its consolidated Subsidiary as of April 30, 2000 (the "Closing Balance Sheet") and
                                                   ---------------------
the unaudited statement of operations and stockholders' equity for the month ended April 30, 2000. Such Closing Balance Sheet shall be prepared in cooperation with, and subject to the mutual agreement of, Purchaser.

Except as set forth in the notes thereto, all such financial statements described in (a) and (b) were or will be prepared in accordance with GAAP and in accordance with the past accounting practices of the Company and fairly present or will fairly present the financial condition and results of operations of the Company and its consolidated subsidiaries as of the respective dates thereof and for the respective periods covered thereby. Except as set forth in Section 2.08
                                                                    ------------
of the Disclosure Schedule, there are no contingent items that could reasonably
--------------------------
be expected to have a material impact on the net asset value of the Company. In the preparation of the Closing Balance Sheet, the Company will treat the items listed on Section 2.08 of the Disclosure Schedule for accounting purposes in a
          ---------------------------------------
manner that is consistent with the past accounting practices of the Company .

          2.09.  Absence of Changes.
                 ------------------

          (a) Except for the execution and delivery of this Agreement and the transactions to take place pursuant hereto on the Closing Date, and except as disclosed in Section 2.09 of the Disclosure Schedule, since the Reviewed
             ---------------------------------------
Financial Statement Date there has not been any material adverse change, or any event or development which, individually or together with other such events, could reasonably be expected to result in a Material Adverse Effect.

          (b) There has not been a material reduction in the net asset value of the Company since the January 31 Balance Sheet.

          (c) There has not been any material adverse development with respect to (i) collectibility of accounts receivable, or (ii) existence and condition of capital assets since the January 31 Balance Sheet.

          2.10.  No Undisclosed Liabilities.  Except as reflected or reserved
                 --------------------------
against in the balance sheet included in the Reviewed Financial Statements or in the notes thereto or as disclosed in Section 2.10 of the Disclosure Schedule or
                                     ---------------------------------------
any other Section of the Disclosure Schedule, there are no Liabilities against, relating to or affecting the Company or any Subsidiary or any of their respective Assets and Properties, other than Liabilities incurred in the ordinary course of business consistent with past practice which in the aggregate are not material to the Business or Condition of the Company.

          2.11.  Taxes. Except as set forth in Section 2.11 of the Disclosure
                 -----  -----------------------------------------------------
Schedule:
---------

          (a) The Company and each of its Subsidiaries have timely filed or have had filed, after giving effect to any applicable extensions, all material Tax Returns required to be filed by applicable law. All Tax Returns were (and, as to Tax Returns completed, but not filed as of the date hereof, if any, will
be) true, complete and correct, in all material respects. No material claim has been made by any Tax authority of a jurisdiction where the Company or its Subsidiaries do not file Tax Returns that the Company or its Subsidiaries are subject to Tax by that jurisdiction.

          (b) The Company and each of its Subsidiaries have, within the time and in the manner prescribed by law, paid (and until the Closing Date will pay within the time and in the manner prescribed by law) all material Taxes that are due and payable, including without limitation, the payment of material estimated Taxes.

          (c) There are no Tax liens with respect to any assets of the Company or its Subsidiaries except liens for Taxes that are (as of the Closing
Date) not yet due.

          (d) The Company and each of its Subsidiaries have not agreed to any extension of time within which to file any Tax Return, which Tax Return has not since been filed.

          (e) The Company and each of its Subsidiaries have not executed any outstanding waivers or comparable consents regarding the application of the statute of limitations with respect to any Taxes or Tax Returns.

          (f) No material deficiency for any Taxes has been proposed, asserted or assessed against the Company.

          (g) No audits or other administrative proceedings or court proceedings are presently ongoing with regard to any Taxes or Tax Returns of the Company or its Subsidiaries, and no Tax authority has notified the Company or its Subsidiaries that it intends to investigate their Tax affairs.

          (h) No power of attorney currently in force has been granted by the Company or any of its Subsidiaries concerning any Tax matter.

          (i) The Company and each of its Subsidiaries has established on its Books and Records in accordance with GAAP reserves adequate to pay all material Taxes that are, as of the Closing Date, deferred or current and not yet due or payable (which current reserves shall exclude all taxes related to so-called "temporary" differences).

          (j) The Company and each of its Subsidiaries has complied (and until the Closing Date will comply) in all material respects with the provisions of the Code relating to the payment and withholding of Taxes, including, without limitation, the withholding and reporting requirements under Code (S)(S) 1441 through 1446, 3401 through 3406, and 6041 and 6049, as well as similar provisions under any other laws, and have, within the time and in the manner prescribed by law, withheld and paid over to the proper governmental authorities all material amounts required in connection with amounts paid or owing to any employee, independent contractor, creditor, stockholder, or other third party.

          (k) The Company and each of its Subsidiaries has not filed (and will not file prior to the Closing) a consent pursuant to Code (S) 341(f).

          (l) The Company and each of its Subsidiaries is not required to include in income any adjustment pursuant to Code (S) 481(a) by reason of a voluntary change in accounting method initiated by the Company or its Subsidiaries, and to the knowledge of the Sellers, the IRS has not proposed any such adjustment or change in accounting method.

          (m) No election under Code (S) 338 (or any predecessor provisions) has been made with respect to any of the assets of the Company or its Subsidiaries.

          (n) The Company has not received a Tax Ruling or entered into a Closing Agreement with any Tax Authority that would have a continuing adverse effect upon the Company after the Closing Date. For purposes of the preceding sentence, "Tax Ruling" shall mean a written ruling of any Tax authority relating to Taxes, and "Closing Agreement" shall mean a written and legally binding agreement with a Tax authority relating to Taxes.

          (o) No event, transaction, act or omission has occurred which could result in the Company becoming liable to pay or to bear any Tax as a transferee, successor or otherwise which is primarily or directly chargeable or attributable to any other person, firm or company. The Company has no actual or contingent liability (whether by reason of any indemnity, warranty, Tax sharing agreement or otherwise) to any other person in respect of any actual, contingent or deferred liability of such person for Taxes.

          2.12.  Legal Proceedings.  Except as disclosed in Section 2.12 of the
                 -----------------                          -------------------
Disclosure Schedule (with paragraph references corresponding to those set forth
-------------------
below):

          (a) there are no Actions or Proceedings pending or, to the knowledge of the Sellers, threatened against, relating to or affecting any of the Sellers, the Company or any Subsidiary or any of their respective Assets and Properties which (i) could reasonably be expected to result in the issuance of an Order restraining, enjoining or otherwise prohibiting or making illegal the consummation of any of the transactions contemplated by this Agreement or any of the Operative Agreements or otherwise result in a material diminution of the benefits contemplated by this Agreement or any of the Operative Agreements to Purchaser, or (ii) if determined adversely to the relevant Seller, the Company or a Subsidiary, could reasonably be expected to result in a Material Adverse Effect;

          (b) there are no facts or circumstances known to the Sellers that could reasonably be expected to give rise to any Action or Proceeding that would be required to be disclosed pursuant to clause (a) above; and

          (c) there are no Orders outstanding against the Company or any Subsidiary.

          2.13. Compliance With Laws and Orders.  Except as disclosed in Section
                -------------------------------                          -------
2.13 of the Disclosure Schedule, neither the Company nor any Subsidiary is or
-------------------------------
has at any time within the last five years been, or has received any notice that it is or has at any time within the last five years been, in violation of or in default under, in any material respect, any Law or Order applicable to the Company or any Subsidiary or any of their respective Assets and Properties.

          2.14. Benefit Plans; ERISA.
                --------------------

          (a)   Section 2.14(a) of the Disclosure Schedule (i) contains a true
                ------------------------------------------
and complete list of each of the Benefit Plans and (ii) identifies each of the Benefit Plans that is a Qualified Plan. Neither the Company nor any Subsidiary has scheduled or agreed upon future increases of benefit levels (or creations of new benefits) with respect to any Plan, and no such increases or creation of benefits have been proposed, made the subject of representations to employees or requested or demanded by employees under circumstances which make it reasonable to expect that such increases will be granted. Except as disclosed in Section
                                                                       -------
2.14(a) of the Disclosure Schedule, no loan is outstanding between the Company
----------------------------------
or any Subsidiary and any employee.

          (b) Neither the Company nor any Subsidiary maintains or is obligated to provide benefits under any life, medical or health plan (other than as an incidental benefit under a Qualified Plan) which provides benefits to retirees or other terminated employees other than benefit continuation rights under the Consolidated Omnibus Budget Reconciliation of 1985, as amended.

          (c) Each of the Benefit Plans is, and its administration is and has been since inception, in all material respects, in compliance with, and neither the Company nor any Subsidiary has received any claim or notice that any such Benefit Plan is not in compliance with, all applicable Laws and Orders and prohibited transactions exemptions. Each Qualified Plan has received a favorable determination letter from the Internal Revenue Service that it is qualified under Section 401(a) of the Code, and, if applicable, Section 401(k) of the Code, and, to the knowledge of Seller, nothing has occurred subsequent thereto that would adversely affect such determination.

          (d) Neither the Sellers, the Company nor any Subsidiary is in default in performing any of its material contractual obligations under any of the Benefit Plans or any related trust agreement or insurance contract. All contributions and other payments required to be made by the Sellers, the Company or any Subsidiary to any Benefit Plan with respect to any period ending at the Closing Date have been made or reserves adequate for such contributions or other payments have been or will be set aside therefor and have been or will be reflected in Financial Statements in accordance with GAAP. There are no material outstanding liabilities of any Benefit Plan other than liabilities for benefits to be paid to participants in such Benefit Plan and their beneficiaries in accordance with the terms of such Benefit Plan.

          (e)  Except as disclosed in Section 2.14(e) of the Disclosure
                                      ---------------------------------
Schedule, (i) no benefit under any Benefit Plan, including, without limitation,
--------
any severance or parachute payment plan or agreement, will be established or become accelerated, vested or payable solely by reason of any transaction contemplated under this Agreement; and (ii) no Plan exists which could result in the payment of money or any other property or rights, or accelerate or provide any other rights or benefits, to any current or former employee of the Company or any Subsidiary (or other current or former service provider thereto) that would not have been required but for the transactions provided for herein, and none of the Company or any Subsidiary, nor any of their respective affiliates, is a party to any Plan, program, arrangement or understanding that would result, separately or in the aggregate, in the payment (whether in connection with any termination of employment or otherwise) of any "excess parachute payment" within the meaning of Section 280G of the Code with respect to a current or former employee of, or current or former independent contractor to, any of the Company or any Subsidiary.

          (f) To the knowledge of the Sellers, there are no pending or threatened claims by or on behalf of any Benefit Plan, by any person covered thereby, or otherwise, which allege violations of Law which could reasonably be expected to result in liability on the part of Purchaser, the Company, any Subsidiary or any fiduciary of any such Benefit Plan, nor, to the knowledge of the Sellers, is there any basis for such a claim.

          (g) Complete and correct copies of the following documents have been made available to Purchaser prior to the execution of this Agreement: (i) the Benefit Plans including, all amendments thereto; (ii) current summary Plan descriptions of each Benefit Plan subject to ERISA, and any similar descriptions of all other Benefit Plans; (iii) the most recent Form 5500 and Schedules thereto for each Benefit Plan subject to ERISA reporting requirements, if any; and (iv) the most recent determination letter of the IRS with respect to the qualified status of each Qualified Plan.

          (h) Neither the Company nor any of its Subsidiaries is or at any time ever has been in a controlled group (other than in respect of the Company and its Subsidiary) or otherwise aggregated with any other corporation or other trade or business (except for each other) for purposes of Section 414(b), (c), (m) or (o) of the Code or Section 4001 of ERISA. Neither the Company nor any of its Subsidiaries maintains, contributes to or otherwise has any liability to or with respect to, or has ever maintained, contributed to or otherwise had any liability to or with respect to, any employee benefit plan subject to Title IV or ERISA or Section 412 of the Code. Without limiting any other provision of this Section 2.14, no event has occurred and no condition exists, with respect to any Benefit Plan, that has subjected or could subject the Company or any Subsidiary, or any Benefit Plan or any successor thereto, to any Tax, fine, penalty or other liability (other than a liability arising in the normal course to make contributions or payments, as applicable, when ordinarily due under a Benefit Plan with respect to employees of the Company and the Subsidiaries). To the knowledge of the Sellers, no event has occurred and no condition exists, with respect to any Benefit Plan that could subject Purchaser or any of its Affiliates, or any Benefit Plan maintained by Purchaser or any Affiliate thereof, to any Tax, fine, penalty or other liability, that would not have been incurred by Purchaser or any of its Affiliates, or any such Benefit Plan, but for the transactions contemplated hereby. Except as disclosed in Section 2.14(a) of the Disclosure Schedule, no
                               ------------------------------------------
Benefit Plan is or will be directly or indirectly binding on Purchaser by virtue of the transactions contemplated hereby. Neither the Company nor any Subsidiary nor Purchaser will have any liability under the Workers Adjustment and Retraining Notification Act, as amended, with respect to any events occurring or conditions existing on or prior to Closing.

          2.15.  Real Property. (a)  Section 2.15(a) of the Disclosure Schedule
                 -------------       ------------------------------------------
contains a true and correct list of all leases, tenancy agreements or other occupancy agreements to which the Company or any Subsidiary is a party or may be bound (each a "Lease" and collectively, the "Leases"). Neither the Company nor
               -----                         ------
any Subsidiary owns or has any contractual obligation to purchase any material interest in any real property. To the knowledge of the Sellers, none of the real property, buildings, structures, facilities, fixtures or other improvements leased by the Company or any Subsidiary, or the use thereof by the Company or any Subsidiary, contravenes or violates any building, zoning, administrative, occupational safety and health or other applicable Law in any material respect (whether or not permitted on the basis of prior nonconforming use, waiver or variance).

          (b) With respect to each Lease: (i) the Lease is valid and in full force and effect as against the parties thereto, and has not been amended, modified or supplemented except as set forth in Section 2.15 of the Disclosure
                                                ------------------------------
Schedule; (ii) no notice of default has been sent or received by the Company or
--------
any Subsidiary under the Lease that remains uncured and, no event has occurred and is continuing which, with notice or lapse of time or both, would constitute a default by any party to the Lease; (iii) neither the Company nor any Subsidiary owes any brokerage or leasing commissions pursuant to such Lease;
(iv) Seller has made available to Purchaser a true and complete copy of such Lease; and (v) Section 2.15 of the Disclosure Schedule contains a complete and
               ---------------------------------------
accurate list of all security deposits under such Lease made by the Company or any Subsidiary.

          2.16.  Tangible Personal Property. The Company or a Subsidiary is in
                 --------------------------
possession of and has good title to, or has valid leasehold interests in or valid rights under Contract to use, all tangible personal property used in the conduct of their business, including all tangible personal property reflected on the balance sheet included in the Reviewed Financial Statements and tangible personal property acquired since the Reviewed Financial Statement Date other than property that, in the ordinary course of business consistent with past practice, has been disposed of, used up or that has been worn out since such date. All such tangible personal property is free and clear of all Liens, other than Permitted Liens and Liens disclosed in Section 2.16 of the Disclosure Schedule, and is in good working order and
   ---------------------------------------
condition, ordinary wear and tear excepted, and its use complies in all material respects with all applicable Laws.

          2.17.  Intellectual Property Rights. Section 2.17 of the Disclosure
                 ----------------------------  ------------------------------
Schedule discloses all Intellectual Property which is used in and, individually
--------
or in the aggregate with other such Intellectual Property, is material to the Business or Condition of the Company, each of which the Company or a Subsidiary either has all right, title and interest in or a valid and binding license to use. No other Intellectual Property is used or necessary in the conduct of the business of the Company or any Subsidiary. Except as disclosed in Section 2.17
                                                                   ------------
of the Disclosure Schedule, (i) all registrations with and applications to
--------------------------
Governmental or Regulatory Authorities in respect of Intellectual Property owned by the Company or a Subsidiary and disclosed in Section 2.17 of the Disclosure
                                                ------------------------------
Schedule are valid and in full force and effect, (ii) there are no material
--------
restrictions on the direct or indirect transfer of any license, or any interest therein, held by the Company or any Subsidiary in respect of Intellectual Property disclosed in Section 2.17 of the Disclosure Schedule, (iii) neither the
                      ---------------------------------------
Company nor any Subsidiary is in default (or with the giving of notice or lapse of time or both, would be in default) in any material respect under any license to use the Intellectual Property disclosed in Section 2.17 of the Disclosure
                                              ------------------------------
Schedule and (iv) to the knowledge of the Sellers, the Intellectual Property
--------
disclosed in Section 2.17 of the Disclosure Schedule is not being infringed by
             ---------------------------------------
any other Person. Neither the Sellers, the Company nor any Subsidiary has received notice that the Company or any Subsidiary is infringing any Intellectual Property of any other Person, no claim is pending or has been made to such effect that has not been resolved and neither the Company nor any Subsidiary is infringing any Intellectual Property Rights of any other Person the effect of which, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect.

          2.18.  Contracts.  (a)  Section 2.18(a) of the Disclosure Schedule
                 ---------        ------------------------------------------
(with paragraph references corresponding to those set forth below) contains a true and complete list of each of the following Contracts or other arrangements (true and complete copies or, if none, reasonably complete and accurate written descriptions of which, together with all amendments and supplements thereto and all waivers of any terms thereof, have been delivered to Purchaser prior to the execution of this Agreement), to which the Company or any Subsidiary is a party or by which any of their respective Assets and Properties is bound:

                 (i) (A) all material Contracts (excluding Benefit Plans) providing for a commitment of employment or consultation services for a specified or unspecified term, the name, position and rate of compensation of each Person party to such a Contract and the expiration date of each such Contract; and (B) any written or unwritten representations, commitments, promises, communications or courses of conduct

     (excluding Benefit Plans embodied in a Contract) involving an obligation of the Company or any Subsidiary to make payments in any year, other than with respect to salary or incentive compensation payments in the ordinary course of business, to any employee exceeding $50,000 or to any group of employees exceeding $100,000 in the aggregate;

           (ii) all Contracts with any Person containing any provision or covenant prohibiting or limiting the ability of the Company or any Subsidiary to engage in any business activity or compete with any Person or prohibiting or limiting the ability of any Person to compete with the Company or any Subsidiary;

           (iii) all partnership, joint venture, shareholders' or other similar Contracts with any Person;

           (iv) all Contracts relating to Indebtedness of the Company or any Subsidiary in excess of $25,000 or to preferred stock issued by the Company or any Subsidiary (other than Indebtedness owing to or preferred stock owned by the Company or any wholly owned Subsidiary);

           (v) all material Contracts with distributors, dealers, manufacturer's representatives, sales agencies or franchisees;

           (vi) all Contracts relating to (A) the future disposition or acquisition of any Assets and Properties, other than dispositions or acquisitions in the ordinary course of business consistent with past practice, and (B) any Business Combination;

           (vii) all material Contracts between or among the Company or any Subsidiary, on the one hand, and any of the Sellers, any Affiliate or Associate of any of the Sellers or any Associate of any such Affiliate (other than the Company or any Subsidiary), on the other hand;

           (viii) all collective bargaining or similar labor Contracts;

           (ix) all Contracts that (A) limit or contain restrictions on the ability of the Company or any Subsidiary to declare or pay dividends on, to make any other distribution in respect of or to issue or purchase, redeem or otherwise acquire its capital stock, to incur Indebtedness, to incur or suffer to exist any Lien, to purchase or sell any Assets and Properties, to change the lines of business in which it participates or engages or to engage in any Business Combination or (B) require the Company or any Subsidiary to maintain specified financial ratios or levels of net worth or other indicia of financial condition; and

           (x) all other Contracts that (A) involve the payment or potential payment, pursuant to the terms of any such Contract, by or to the Company or any Subsidiary of more than $50,000 and (B) cannot be terminated within thirty (30) calendar days after giving notice of termination without resulting in any material cost or penalty to the Company or any Subsidiary.

          (b)   Each Contract required to be disclosed in Section 2.18(a) of the
                                                          ----------------------
Disclosure Schedule is in full force and effect and constitutes a legal, valid
-------------------
and binding agreement, enforceable in accordance with its terms, of each party thereto; and except as disclosed in Section 2.18(b) of the Disclosure Schedule
                                    ------------------------------------------
neither the Company, any Subsidiary nor, to the knowledge of the Sellers, any other party to such Contract is, or has received notice that it is, in violation or breach of or default under any such Contract (or with notice or lapse of time or both, would be in violation or breach of or default under any such Contract).

          (c)   Except as disclosed in Section 2.18(c) of the Disclosure
                                       ---------------------------------
Schedule, neither the Company nor any Subsidiary is a party to or bound by any
--------
Contract that has resulted or could reasonably be expected to result, individually or in the aggregate with any other such Contracts, in a Material Adverse Effect.

          2.19. Licenses.  Section 2.19 of the Disclosure Schedule contains a
                --------   ---------------------------------------
true and complete list of all Licenses used in and material to the business or operations of the Company or any Subsidiary, setting forth the owner, the function and the expiration and renewal date of each. Prior to the execution of this Agreement, the Sellers have delivered to Purchaser true and complete copies of all such Licenses. Except as disclosed in Section 2.19 of the Disclosure
                                              ------------------------------
Schedule:
--------

               (i) The Company and each Subsidiary owns or validly holds all Licenses that are material to its business or operations;

               (ii)  each License listed in Section 2.19 of the Disclosure
                                            ------------------------------
     Schedule is valid, binding and in full force and effect; and
     --------

               (iii) neither the Company nor any Subsidiary is, or has received any notice that it is, in default (or with the giving of notice or lapse of time or both, would be in default) under any such License.

          2.20.  Insurance.  Section 2.20 of the Disclosure Schedule contains
                 ---------   ---------------------------------------
a true and complete list (including the names and addresses of the insurers, the expiration dates thereof, the annual premiums and payment terms thereof and a brief description of the interests insured thereby) of all liability, property, workers' compensation, directors' and officers' liability and other insurance policies currently in effect that insure the business, operations or employees of the Company or any Subsidiary or affect or relate to the ownership, use or operation of any of the Assets and Properties of the Company or any Subsidiary and that (i) have been issued to the Company or any Subsidiary or (ii) have been issued to any Person (other than the Company or any Subsidiary) for the benefit of the Company or any Subsidiary. The insurance coverage provided by the policies described in clause (i) above will not terminate or lapse by reason of the transactions contemplated by this Agreement. Each policy listed in Section
                                                                        -------
2.20 of the Disclosure Schedule is valid and binding and in full force and
-------------------------------
effect, no premiums due
thereunder have not been paid and neither the Company, any Subsidiary nor the Person to whom such policy has been issued has received any notice of cancellation or termination in respect of any such policy or is in default thereunder. Neither the Company nor any Subsidiary has received notice that any insurer under any policy referred to in this Section 2.20 is denying liability with respect to a claim thereunder or defending under a reservation of rights clause.

          2.21.  Affiliate Transactions.  Except as disclosed in Section 2.21
                 ----------------------                          ------------
(a) of the Disclosure Schedule, as of the date of this Agreement, (i) there are
------------------------------
no Liabilities between the Company or any Subsidiary, on the one hand, and any of the Sellers, any Affiliate or Associate of any of the Sellers or any Associate of any such Affiliate (other than the Company or any Subsidiary), on the other, (ii) neither any of the Sellers nor any such Affiliate or Associate provides or causes to be provided any assets, services or facilities to the Company or any Subsidiary, (iii) neither the Company nor any Subsidiary provides or causes to be provided any assets, services or facilities to Seller or any such Affiliate or Associate and (iv) neither the Company nor any Subsidiary beneficially owns, directly or indirectly, any Investment Assets of any of the Sellers or any such Affiliate or Associate. Except as disclosed in Section
                                                                   -------
2.21(b) of the Disclosure Schedule, each of the Liabilities and transactions
----------------------------------
listed in Section 2.21(a) of the Disclosure Schedule was incurred or engaged in,
          ------------------------------------------
as the case may be, on an arm's-length basis. Except as disclosed in Section
                                                                     -------
2.21(c) of the Disclosure Schedule, since the Reviewed Financial Statement Date,
----------------------------------
all settlements of intercompany Liabilities between the Company or any Subsidiary, on the one hand, and any of the Sellers or any such Affiliate or Associate, on the other, have been made, and all allocations of intercompany expenses have been applied, in the ordinary course of business consistent with past practice.

          2.22.  Employees; Labor Relations.  (a)  Section 2.22 of the
                 --------------------------        -------------------
Disclosure Schedule contains a list of the name of each officer and full-time
-------------------
employee of the Company and the Subsidiaries having an annual base salary or wages of at least $50,000 at the date hereof, together with each such person's position or function, annual base salary or wages and any incentive or bonus arrangement with respect to such person in effect on such date. The Sellers have not received any information that would lead them to believe that a material number of such persons will or may cease to be employees, or will refuse offers of employment from Purchaser, because of the consummation of the transactions contemplated by this Agreement.

          (b)    Except as disclosed in Section 2.22 of the Disclosure
                                        ------------------------------
Schedule, (i) no employee of the Company or any Subsidiary is presently a
--------
member of a collective bargaining unit and, to the knowledge of the Sellers, there are no threatened or contemplated attempts to organize for collective bargaining purposes any of the employees of the Company or any Subsidiary, and
(ii) no unfair labor practice complaint or sex or age discrimination claim has been brought during the last five years against the Company or any of the Subsidiaries before the National Labor Relations Board or any other Governmental or Regulatory Authority.

          2.23.  Substantial Customers and Suppliers. Section 2.23(a) of the
                 -----------------------------------  ----------------------
Disclosure Schedule lists the ten (10) largest customers of the Company and the
-------------------
Subsidiaries, on the basis of revenues for goods sold or services provided for the most recent fiscal year. Section 2.23(b) of
                              ------------------
the Disclosure Schedule lists the ten (10) largest suppliers of the Company
-----------------------
and the Subsidiaries, on the basis of cost of goods or services purchased for the most recent fiscal year. Except as disclosed in Section 2.23(c) of the
                                                    ----------------------
Disclosure Schedule, no such customer or supplier has ceased or materially
-------------------
reduced its purchases from or sales or provision of services to the Company and the Subsidiaries since the Reviewed Financial Statement Date, or to the knowledge of the Sellers, has threatened to cease or materially reduce such purchases or sales or provision of services after the date hereof. Except as disclosed in Section 2.23(d) of the Disclosure Schedule, to the knowledge of the
             ------------------------------------------
Sellers, no such customer or supplier is threatened with bankruptcy or insolvency.

          2.24.  Bank and Brokerage Accounts; Investment Assets. Section 2.24
                 ----------------------------------------------  ------------
of the Disclosure Schedule sets forth (a) a true and complete list of the names
--------------------------
and locations of all banks, trust companies, securities brokers and other financial institutions at which the Company or any Subsidiary has an account or safe deposit box or maintains a banking, custodial, trading or other similar relationship; (b) a true and complete list and description of each such account, box and relationship, indicating in each case the account number and the names of the respective officers, employees, agents or other similar representatives of the Company or any Subsidiary having signatory power with respect thereto; and (c) a list of each Investment Asset, the name of the record and beneficial owner thereof, the location of the certificates, if any, therefor, the maturity date, if any, and any stock or bond powers or other authority for transfer granted with respect thereto.

          2.25.  No Powers of Attorney. Except as set forth in Section 2.2 of
                 ---------------------                         -----------
the Disclosure Schedule, neither the Company nor any Subsidiary has any
-----------------------
powers of attorney or comparable delegations of authority outstanding.

          2.26.  Accounts Receivable. Except as set forth in Section 2.26 of the
                 -------------------                         -------------------
Disclosure Schedule, the accounts and notes receivable of the Company and the
-------------------
Subsidiaries reflected on the balance sheet included in the Reviewed Financial Statements, and all accounts and notes receivable arising subsequent to the Reviewed Financial Statement Date, (i) arose from bona fide sales transactions
                                                  ---- ----
in the ordinary course of business and are payable on ordinary trade terms, (ii) are legal, valid and binding obligations of the respective debtors enforceable in accordance with their terms, (iii) are not subject to any valid set-off or counterclaim, (iv) do not represent obligations for goods sold on consignment, on approval or on a sale-or-return basis or subject to any other repurchase or return arrangement, (v) are collectible in the ordinary course of business consistent with past practice in the aggregate recorded amounts thereof, net of any applicable reserve reflected in the balance sheet included in the Reviewed Financial Statements, and (vi) are not the subject of any Actions or Proceedings brought by or on behalf of the Company or any Subsidiary. Section 2.26 of the
                                                           -------------------
Disclosure Schedule sets forth a description of any security arrangements and
-------------------
collateral securing the repayment or other satisfaction of receivables of the Company and the Subsidiaries. All steps necessary to render all such security arrangements legal, valid, binding and enforceable, and to give and maintain for the Company or a Subsidiary, as the case may be, a perfected security interest in the related collateral, have been taken.

          2.27.  Inventory.  As soon as practicable following the Closing Date,
                 ---------
the Sellers will deliver to Purchaser a list of all inventory (the "Inventory")
                                                                    ---------
 of the Company as of April 30, 2000 (the "Inventory List").
                                           --------------

          (a) The Inventory List will be a true and complete list of all inventory of the Company as of the date thereof.

          (b) The Inventory will be accurately reflected in the Closing Balance Sheet.

          (c)    Except as set forth in Section 2.27(a) of the Disclosure
                                        ---------------------------------
Schedule, the Company or a Subsidiary will be in possession of and will have
--------
good title to all of the Inventory as of the date of the Inventory List. All of the Inventory will be free and clear of all Liens, other than Permitted Liens and Liens disclosed in Section 2.27(b) of the Disclosure Schedule, will be in
                       ------------------------------------------
good working order and condition and will be saleable in accordance with past practices of the Company and in accordance with historical prices for such products, all as of the date of the Inventory List.

          (d) Other than sales of Inventory in the ordinary course of business, there will be no material changes in the inventory of the Company, or in the condition of any inventory of the Company, between the Closing Date and the date of the Inventory List.

          2.28.  Brokers.  All negotiations relative to this Agreement and the
                 -------
transactions contemplated hereby have been carried out by the Sellers directly with Purchaser without the intervention of any Person on behalf of the Sellers in such manner as to give rise to any valid claim by any Person against Purchaser, the Company or any Subsidiary for a finder's fee, brokerage commission or similar payment.

          2.29.  Environmental Matters.  Each of the Company and the
                 ---------------------
Subsidiaries has obtained all Licenses which are required in respect of its business, operations or Assets and Properties under applicable Environmental Laws. Each of the Company and the Subsidiaries is in compliance in all material respects with the terms and conditions of all such Licenses and, to the knowledge of the Sellers, with any applicable Environmental Law. Except as set forth in Section 2.29 of the Disclosure Schedule (with paragraph references
         ---------------------------------------
corresponding to those set forth below):

          (a) No Order has been issued, no complaint has been filed, no penalty has been assessed and no investigation or review is pending or, to the knowledge of the Sellers, threatened by any Governmental or Regulatory Authority with respect to any alleged failure by the Company or any Subsidiary to have any License required in connection with the conduct of the business or operations of the Company or any of the Subsidiaries or with respect to any treatment, storage, recycling, transportation, disposal or "release" as defined in 42 U.S.C. (S) 9601(22) ("Release"), of any Hazardous Material, and the Sellers are
                      -------
not aware of any facts or circumstances which could reasonably be expected to form the basis for any such Order, complaint, penalty or investigation.

          (b) Neither the Company, any Subsidiary nor, to the knowledge of the Sellers, any prior owner or lessee of any property now or previously owned or leased by the Company or any Subsidiary has handled any Hazardous Material on any property now or previously owned or leased by the Company or any Subsidiary; and, without limiting the foregoing, (i) no polychlorinated biphenyl is or has been present, (ii) no asbestos is or has been present, (iii) there are no underground storage tanks, active or abandoned, and (iv) no Hazardous Material has been Released in a quantity reportable under, or in violation of, any Environmental Law, at, on or under any property now or previously owned or leased by the Company or any Subsidiary, during any period that the Company or a Subsidiary owned or leased such property or, to the knowledge of the Sellers, the Company and the Subsidiaries, prior thereto.

          (c) Neither the Company nor any Subsidiary has transported or arranged for the transportation of any Hazardous Material to any location which is the subject of any Action or Proceeding that could lead to claims against Purchaser, the Company or any Subsidiary for clean-up costs, remedial work, damages to natural resources or personal injury claims, including, but not limited to, claims under CERCLA.

          (d) No oral or written notification of a Release of a Hazardous Material has been filed by or on behalf of the Company or any Subsidiary and no property now or, to the knowledge of the Sellers, previously owned or leased by the Company or any Subsidiary is listed or proposed for listing on the National Priorities List promulgated pursuant to CERCLA or on any similar state list of sites requiring investigation or clean-up.

          (e) There are no Liens (other than Permitted Liens) arising under or pursuant to any Environmental Law or Order on any real property owned or leased by the Company or any Subsidiary, and no action of any Governmental or Regulatory Authority has been taken or, to the knowledge of the Sellers, is in process which could subject any of such properties to such Liens, and neither the Company nor any Subsidiary would be required to place any notice or restriction relating to the presence of Hazardous Material at any property owned by it in any deed to such property.

          (f) There have been no environmental investigations, studies, audits, tests, reviews or other analyses conducted by, or which are in the possession of, the Company or any Subsidiary in relation to any property or facility now or, to the knowledge of the Sellers, previously owned or leased by the Company or any Subsidiary which have not been delivered to Purchaser prior to the execution of this Agreement.

          2.30.  Acquisition for Investment. Each Seller is acquiring his share
                 --------------------------
of the Purchaser Stock for its own account, in consideration for the transfer of his stock in the Company to Purchaser, for the purpose of investment, it being understood that the right to dispose of such stock shall be entirely within the discretion of each respective Seller. Each Seller will refrain from transferring or otherwise disposing of any of the Purchaser Stock, or any interest therein, in such manner as to cause Purchaser to be in violation of the registration requirements of the Securities Act, or applicable state securities or blue sky laws.

          2.31.  Disclosure. All material facts relating to the Business or
                 ----------
Condition of the Company have been disclosed to Purchaser in or in connection with this Agreement. No representation or warranty contained in this Agreement, and no statement contained in the Disclosure Schedule or in any certificate, list or other writing furnished to Purchaser pursuant to any provision of this Agreement (including without limitation the Financial Statements), contains any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements herein or therein, in the light of the circumstances under which they were made, not misleading.

          2.32.  Covenant to Deliver April 30, 2000 Information.  The Sellers
                 ----------------------------------------------
hereby covenant and agree to provide, as soon as practicable, and to use reasonable best efforts to do so by May 31, 2000, all financial and other information that the Sellers have agreed herein to provide to Purchaser as of April 30, 2000, including the Closing Balance Sheet and the Inventory List.

          2.33.  Covenant to Operate Business in the Normal Course.  The Sellers
                 -------------------------------------------------
hereby covenant and agree that they will operate the Company in all respects in the normal course of business and consistent with past practice of the Company from the Closing Date until the date on which all of the information referred to in Section 2.32 has been delivered to Purchaser. In addition, the Sellers hereby covenant and agree that, following the Closing Date, they shall not individually or collectively sign or enter into any obligations, contractual or otherwise, which bind the Company without the prior written consent of a corporate officer of Purchaser.

                                  ARTICLE III

            COVENANTS, REPRESENTATIONS AND WARRANTIES OF PURCHASER

          Purchaser hereby represents and warrants to the Sellers as follows:

          3.01.  Organization.  Purchaser is a corporation duly organized,
                 ------------
validly existing and in good standing under the Laws of the Commonwealth of Massachusetts. Purchaser has full corporate power and authority to execute and deliver this Agreement and the Operative Agreements to which it is a party, to perform its obligations hereunder and thereunder and to consummate the transactions contemplated hereby and thereby. Purchaser is duly qualified, licensed or admitted to do business and is in good standing in all jurisdictions in which the ownership, use or leasing of its Assets and Properties, or the conduct or nature of its business, makes such qualification, licensing or admission necessary and in which the failure to be so qualified, licensed or admitted and in good standing could reasonably be expected to have an adverse effect on the validity or enforceability of this Agreement or any of the Operative Agreements to which it is a party or on the ability of Purchaser to perform its obligations hereunder or thereunder.

          3.02.  Authority.  The execution and delivery by Purchaser of this
                 ---------       ---------
Agreement and the Operative Agreements to which it is a party, and the performance by Purchaser of its obligations hereunder and thereunder, have been duly and validly authorized by the Board of

Directors of Purchaser, no other corporate action on the part of Purchaser or its stockholders being necessary. This Agreement has been duly and validly executed and delivered by Purchaser and constitutes, and upon the execution and delivery by Purchaser of the Operative Agreements to which it is a party, such Operative Agreements will constitute, legal, valid and binding obligations of Purchaser enforceable against Purchaser in accordance with its, and their, terms.

          3.03.  Governmental Approvals and Filings. Except as disclosed in
                 ----------------------------------
Schedule 3.03 hereto, no consent, approval or action of, filing with or notice
-------------
to any Governmental or Regulatory Authority on the part of Purchaser is required in connection with the execution, delivery and performance of this Agreement or the Operative Agreements to which it is a party or the consummation of the transactions contemplated hereby or thereby.

          3.04.  Capital Stock of the Purchaser. When issued, the Purchaser
                 ------------------------------
Stock constituting the Purchase Price will be duly authorized, validly issued, fully paid and nonassessable and will not be issued in violation of any pre-emptive rights. There are no voting trusts, stockholder agreements, proxies or other agreements in effect with respect to the voting or transfer of such Purchaser Stock. Other than the requirement of compliance with the Securities Act and the Securities Exchange Act of 1934, as amended, and the provisions of Sections 1.03 and 1.04, there shall be no restrictions on the right of the Sellers to sell and transfer the Purchaser Stock.

          3.05.  Brokers.  All negotiations relative to this Agreement and the
                 -------
transactions contemplated hereby have been carried out by Purchaser directly with the Sellers without the intervention of any Person on behalf of Purchaser in such manner as to give rise to any valid claim by any Person against the Sellers, the Company or any Subsidiary for a finder's fee, brokerage commission or similar payment.

          3.06.  Payment of Bank Debt.  Purchaser hereby covenants and agrees to
                 --------------------
assume all indebtedness of the Company under the credit facilities listed on
Schedule 3.06 hereto (and all additional indebtedness under such facilities
-------------
incurred by the Company in the ordinary course of business subsequent to the Closing Date) and to extinguish the personal guarantees of the credit facilities listed on Schedule 3.06 made by Randall Amon and Daniel Bryan.
          -------------

                                  ARTICLE IV

                      TAX MATTERS AND POST-CLOSING TAXES

          4.01.  Transfer Taxes. The Sellers shall pay all sales, use, transfer,
                 --------------
real property transfer, recording, gains, stamp stock transfer and other similar taxes and fees ("Transfer Taxes") arising out of or in connection with the
                 --------------
transactions effected pursuant to this Agreement, and the Sellers shall indemnify, defend, and hold harmless Purchaser and the Company (on an after-Tax basis) with respect to such Transfer Taxes. The Sellers shall file all necessary documentation and Returns with respect to such Transfer Taxes.

          4.02.  Post-Closing Taxes.
                 ------------------

          (a) Purchaser shall, at its own expense, timely prepare and file (or cause to be prepared and filed) all Tax Returns required by law for all Taxes covering the Company for periods beginning prior to and ending after the Closing Date ("Post-Closing Tax Returns"). Purchaser will independently
               ------------------------
determine in good faith the basis on which all Post-Closing Tax Returns are to be filed. Purchaser shall timely pay or cause to be paid all Taxes relating to Post-Closing Tax Returns ("Post-Closing Taxes"), which payments shall not reduce
                           ------------------
the Holdback Amount.

          (b) The Sellers shall be liable to Purchaser for the Sellers' allocable portion of Post-Closing Taxes attributable to the Company ("Sellers'
                                                                      --------
Post-Closing Taxes") to the extent such Sellers' Post-Closing Taxes plus unpaid
------------------
Pre-Closing Taxes plus Transfer Taxes exceed the accruals for such Taxes contained in the Closing Date Balance Sheet. The Sellers' allocable portion of Post-Closing Taxes shall be:

                 (i) in the case of any real or personal property Tax, an amount equal to the Tax for the assets owned on the Closing Date for the entire taxable period multiplied by a fraction the numerator of which is the number of days in the period for which such Taxes are paid ending on the Closing Date and the denominator of which is the number of days in the entire taxable period;

                 (ii) in the case of any other tax, the amount that would be payable by the Company if its taxable year ended on the Closing Date.

                 (iii) At least thirty (30) days prior to the filing of any Post-Closing Tax Return which includes any Sellers' Post-Closing Taxes, Purchaser shall, at the request of the Sellers, provide a copy of the return along with Purchaser's calculation of Sellers' Post-Closing Taxes related thereto. Within twenty (20) days of receipt of these items, the Sellers shall pay to Purchaser the amount of Sellers' Post-Closing Taxes.

          4.03.  Sellers' Tax Costs.  After the Closing date, the Sellers will
                 ------------------
indemnify and hold harmless Purchaser and the Company from and against any and all claims, actions, causes of action, liabilities, losses, damages and reasonable out-of-pocket expenses and costs resulting from, arising out of or relating to Pre-Closing Taxes, Sellers' Post-Closing Taxes, and Transfer Taxes (the "Sellers' Tax Costs") in an amount equal to the excess, if any, of Sellers'
      ------------------
Tax Costs over the accruals therefor established on the Company's Closing Date Balance Sheet.

          4.04.  Available Information.  After the Closing Date, Purchaser and
                 ---------------------
the Sellers shall make available to the other, as reasonably requested, all information, records or documents relating to Tax liabilities or potential Tax liabilities of the Company for the portion of any period allocated to the Sellers under Section 4.02, and shall preserve all such information, records and documents until the expiration of any applicable statute of limitations, including extensions thereof, or such other period as required by law.
Purchaser and the Sellers shall also make available to each other as reasonably requested by Purchaser or the Sellers, as the case may be, personnel responsible for preparing or maintaining information, records and documents, in connection with Tax matters. In case at any time after the Closing Date any further action is necessary to carry out the purposes of this Agreement, the parties hereto shall take all such necessary action.

          4.05.  Tax Treatment. Any payments made to the Sellers, the Company or
                 -------------
Purchaser pursuant to this Article IV shall constitute an adjustment of the Purchase Price for Tax purposes and shall be treated as such by Purchaser and the Sellers on their Tax Returns to the extent permitted by law.


                                   ARTICLE V

                   SURVIVAL OF REPRESENTATIONS, WARRANTIES,
                           COVENANTS AND AGREEMENTS

          5.01.  Survival of Representations, Warranties, Covenants and
                 ------------------------------------------------------
Agreements.  Notwithstanding any right of Purchaser (whether or not exercised)
----------
to investigate the affairs of the Company and the Subsidiaries or any right of any party (whether or not exercised) to investigate the accuracy of the representations and warranties of the other party contained in this Agreement, the Sellers and Purchaser have the right to rely fully upon the representations, warranties, covenants and agreements of the other party or parties contained in this Agreement. The representations, warranties, covenants and agreements of the Sellers and Purchaser contained in this Agreement shall survive the Closing (a) indefinitely with respect to the representations and warranties contained in Sections 2.01, 2.03, 2.04 (but only insofar as it relates to the capital stock of the Subsidiaries), 2.28 and 3.02, (b) until sixty (60) calendar days after the expiration of all applicable statutes of limitations (including all periods of extension, whether automatic or permissive) with respect to matters covered by Section 2.11 and Article IV and (insofar as it relates to ERISA or the Code)
Section 2.14, or (c) with respect to each other covenant or agreement contained in this Agreement, for one year following the last date on which such covenant or agreement is to be performed or, if no such date is specified, indefinitely, provided, however, that all representations, warranties covenants and agreements
--------  -------
contained in this Agreement shall survive for a minimum of three (3) years from the Closing Date, and provided further that any representation, warranty,
                      -------- -------
covenant or agreement that would otherwise terminate in accordance with clause
(b) or (c) above will continue to survive if a Claim Notice or Indemnity Notice (as applicable) shall have been timely given under Article VI on or prior to such termination date, until the related claim for indemnification has been satisfied or otherwise resolved as provided in Article VI.

                                  ARTICLE VI

                                INDEMNIFICATION

          6.01.  Indemnification.
                 ---------------

          (a) Subject to the limitations on liability of each respective Seller set forth on Schedule 6.01 hereto, the Sellers shall jointly and
                    -------------
severally indemnify Purchaser and its officers, directors, employees, agents and Affiliates in respect of, and hold each of them harmless from and against, any and all Losses suffered, incurred or sustained by any of them or to which any of them becomes subject, resulting from, arising out of or relating to (i) any misrepresentation, breach of warranty or nonfulfillment of or failure to perform any covenant or agreement on the part of any of the Sellers contained in this Agreement; (ii) any claims by one or more employees of the Company or its Subsidiaries based on such employee's assertion of an entitlement to, or the promise, undertaking or statement of any of the Sellers with respect to the granting of, an equity interest in the Company to such employee; or (iii) a claim by Sprint North Supply for indemnification in connection with, or a claim by a third party relating to, an alleged violation of one or more environmental laws or regulations relating to the use of PVC coating or other materials.

          (b) Purchaser agrees to indemnify each of the Sellers and his agents and Affiliates in respect of, and to hold each of them harmless from and against, any and all Losses suffered, incurred or sustained by any of them or to which any of them becomes subject, resulting from, arising out of or relating to any misrepresentation, breach of warranty or nonfulfillment of or failure to perform any covenant or agreement on the part of Purchaser contained in this Agreement.

          (c) No amounts of indemnity shall be payable as a result of any claim arising under Section 6.01(a) in respect of a misrepresentation or breach of warranty by any of the Sellers unless and until the Indemnified Parties thereunder have suffered, incurred, sustained or become subject to Losses referred to in such Section in excess of $50,000 in the aggregate, in which event the Indemnified Parties shall be entitled to seek indemnity from the Sellers on a joint and several basis for the full amount of such Losses (subject to the limitations set forth on Schedule 6.01), provided that this paragraph (c)
                                -------------   --------
shall not apply to a misrepresentation or breach of warranty by Seller contained in Sections 2.01, 2.03, 2.04, 2.05, 2.06 and 2.28.

          6.02.  Method of Asserting Claims.  All claims for indemnification by
                 --------------------------
any Indemnified Party under Section 6.01 shall be asserted and resolved as follows:

          (a) In the event any claim or demand in respect of which an Indemnified Party might seek indemnity under Section 6.01 is asserted against or sought to be collected from such Indemnified Party by a Person other than one of the Sellers, the Company, any Subsidiary, Purchaser or any Affiliate of any of the Sellers or Purchaser (a "Third Party Claim"), the Indemnified Party shall
                             -----------------
deliver a Claim Notice with reasonable promptness to the Indemnifying Party. If the Indemnified Party fails to provide the Claim Notice with reasonable promptness after the Indemnified Party receives notice of such Third Party Claim, the Indemnifying Party will not be obligated to indemnify the Indemnified Party with respect to such Third Party Claim to the extent that the Indemnifying Party's ability to defend has been irreparably prejudiced by such failure of the Indemnified Party. The Indemnifying Party will notify the Indemnified Party as soon as practicable within the Dispute Period whether the Indemnifying Party disputes its liability to the Indemnified Party under Section 6.01 and whether the Indemnifying Party desires, at its sole cost and expense, to defend the Indemnified Party against such Third Party Claim.

               (i) If the Indemnifying Party notifies the Indemnified Party within the Dispute Period that the Indemnifying Party desires to defend the Indemnified Party with respect to the Third Party Claim pursuant to this
     Section 6.02(a), then the Indemnifying Party will have the right to defend, with counsel reasonably satisfactory to the Indemnified Party, at the sole cost and expense of the Indemnifying Party, such Third Party Claim by all appropriate proceedings, which proceedings will be vigorously and diligently prosecuted by the Indemnifying Party to a final conclusion or will be settled at the discretion of the Indemnifying Party (but only with the consent of the Indemnified Party in the case of any settlement that provides for any relief other than the payment of monetary damages or that provides for the payment of monetary damages as to which the Indemnified Party will not be indemnified in full pursuant to Section 6.01). The Indemnifying Party will have full control of such defense and proceedings, including any compromise or settlement thereof; provided, however, that the
                                                     --------  -------
     Indemnified Party may, at the sole cost and expense of the Indemnified Party, at any time prior to the Indemnifying Party's delivery of the notice referred to in the first sentence of this clause (i), file any motion, answer or other pleadings or take any other action that the Indemnified Party reasonably believes to be necessary or appropriate to protect its interests; and provided further, that if requested by the Indemnifying
                    -------- -------
     Party, the Indemnified Party will, at the sole cost and expense of the Indemnifying Party, provide reasonable cooperation to the Indemnifying Party in contesting any Third Party Claim that the Indemnifying Party elects to contest. The Indemnified Party may participate in, but not control, any defense or settlement of any Third Party Claim controlled by the Indemnifying Party pursuant to this clause (i), and except as provided in the preceding sentence, the Indemnified Party will bear its own costs and expenses with respect to such participation. Notwithstanding the foregoing, the Indemnified Party may take over the control of the defense or settlement of a Third Party Claim at any time if it irrevocably waives its right to indemnity under Section 6.01 with respect to such Third Party Claim.

               (ii) If the Indemnifying Party fails to notify the Indemnified Party within the Dispute Period that the Indemnifying Party desires to defend the Third Party Claim pursuant to Section 6.02(a), or if the Indemnifying Party gives such notice but fails to prosecute vigorously and diligently or settle the Third Party Claim, or if the Indemnifying Party fails to give any notice whatsoever within the Dispute Period, then the Indemnified Party will have the right to defend, at the sole cost and expense of the Indemnifying Party, the Third Party Claim by all appropriate proceedings, which proceedings will be prosecuted by the Indemnified Party in a reasonable manner and in good faith or will be settled at the discretion of the Indemnified Party (with the consent of the Indemnifying Party, which consent will not be unreasonably withheld). The Indemnified Party will have full control of such defense and proceedings, including any compromise or settlement thereof; provided, however, that if requested by
                                       --------  -------
     the Indemnified Party, the Indemnifying Party will, at the sole cost and expense of the

     Indemnifying Party, provide reasonable cooperation to the Indemnified Party and its counsel in contesting any Third Party Claim which the Indemnified Party is contesting. Notwithstanding the foregoing provisions of this clause (ii), if the Indemnifying Party has notified the Indemnified Party within the Dispute Period that the Indemnifying Party disputes its liability hereunder to the Indemnified Party with respect to such Third Party Claim and if such dispute is resolved in favor of the Indemnifying Party in the manner provided in clause (iii) below, the Indemnifying Party will not be required to bear the costs and expenses of the Indemnified Party's defense pursuant to this clause (ii) or of the Indemnifying Party's participation therein at the Indemnified Party's request, and the Indemnified Party will reimburse the Indemnifying Party in full for all reasonable costs and expenses incurred by the Indemnifying Party in connection with such litigation. The Indemnifying Party may participate in, but not control, any defense or settlement controlled by the Indemnified Party pursuant to this clause (ii), and the Indemnifying Party will bear its own costs and expenses with respect to such participation.

               (iii) If the Indemnifying Party notifies the Indemnified Party that it does not dispute its liability to the Indemnified Party with respect to the Third Party Claim under Section 6.01 or fails to notify the Indemnified Party within the Dispute Period whether the Indemnifying Party disputes its liability to the Indemnified Party with respect to such Third Party Claim, the Loss in the amount specified in the Claim Notice will be conclusively deemed a liability of the Indemnifying Party under Section
     6.01 and the Indemnifying Party shall pay the amount of such Loss to the Indemnified Party on demand, or, in the event that Purchaser is the Indemnified Party and Purchaser has set off all or any portion of such Loss from the Holdback Amount in accordance with Section 1.03, Purchaser shall be entitled to payment on demand by the Indemnifying Party of any amount of such Loss in excess of the amount so set off. If the Indemnifying Party has timely disputed its liability with respect to such claim, the Indemnifying Party and the Indemnified Party will proceed in good faith to negotiate a resolution of such dispute, and if not resolved through negotiations within the Resolution Period, such dispute shall be resolved in accordance with the procedures set forth in Section 6.02(c).

          (b)  In the event any Indemnified Party should have a claim under
Section 6.01 against any Indemnifying Party that does not involve a Third Party Claim, the Indemnified Party shall deliver an Indemnity Notice with reasonable promptness to the Indemnifying Party. The failure by any Indemnified Party to give the Indemnity Notice shall not impair such party's rights hereunder except to the extent that an Indemnifying Party demonstrates that it has been irreparably prejudiced thereby. If the Indemnifying Party notifies the Indemnified Party that it does not dispute the claim described in such Indemnity Notice or fails to notify the Indemnified Party within the Dispute Period whether the Indemnifying Party disputes the claim described in such Indemnity Notice, the Loss in the amount specified in the Indemnity Notice will be conclusively deemed a liability of the Indemnifying Party under Section 6.01 and the Indemnifying Party shall pay the amount of such Loss to the Indemnified Party on demand, or, in the event that Purchaser is the Indemnified Party and Purchaser has set off all or any portion of such Loss from the Holdback Amount in accordance with Section 1.03, Purchaser shall be entitled to payment on demand by the Indemnifying Party of any amount of such Loss in excess of the amount so set off. If the Indemnifying Party has timely disputed its liability with respect to such claim, the Indemnifying Party and the Indemnified Party will proceed in good faith to negotiate a resolution of such dispute, and if not resolved through negotiations within the Resolution Period, such dispute shall be resolved in accordance with Section 6.02(c).

          (c) Any dispute that arises under this Article VI that is not resolved through negotiations during the applicable Resolution Period may be referred by either party to arbitration, which shall be conducted in accordance with the rules of the American Arbitration Association, and which shall take place in Boston, Massachusetts. In the event that the decision of an arbitrator under this Section 6.02(c) results in an award to the prevailing party of up to $150,000, the decision of such arbitrator shall be binding, final and unappealable by the parties. In the event that the decision of an arbitrator under this Section 6.02(c) results in an award to the prevailing party of more than $150,000, such decision shall be binding, provided that either party may
                                               --------
appeal such decision to a court of competent jurisdiction at any time during the six (6)-month period following the issuance of the final arbitral decision.

          (d) In the event of any Loss resulting from a misrepresentation, breach of warranty or nonfulfillment or failure to be performed of any covenant or agreement contained in this Agreement as to which an Indemnified Party would be entitled to claim indemnity under Section 6.01 but for the provisions of paragraph (c) thereof, such Indemnified Party may nevertheless deliver a written notice to the Indemnifying Party containing the information that would be required in a Claim Notice or an Indemnity Notice, as applicable, with respect to such Loss. If the Indemnifying Party notifies the Indemnified Party that it does not dispute the claim described therein or fails to notify the Indemnified Party within the Dispute Period whether the Indemnifying Party disputes the claim described in such Claim Notice or Indemnity Notice, as the case may be, the Loss specified in the notice will be conclusively deemed to have been incurred by the Indemnified Party for purposes of making the determination set forth in Section 6.01(c). If the Indemnifying Party has timely disputed the claim described in such Claim Notice or Indemnity Notice, as the case may be, the Indemnifying Party and the Indemnified Party will proceed in good faith to negotiate a resolution of such dispute, and if not resolved through negotiations within the Resolution Period, such dispute shall be resolved in accordance with the procedures set forth in Section 6.02(c).

                                  ARTICLE VII

                                  DEFINITIONS

          7.01.  Definitions. (a) As used in this Agreement, the following
                 -----------
defined terms shall have the meanings indicated below:

          "Actions or Proceedings" means any action, suit, proceeding,
           ----------------------
arbitration or Governmental or Regulatory Authority investigation or audit.

          "Affiliate" means any Person that directly, or indirectly through one
           ---------
of more intermediaries, controls or is controlled by or is under common control with the Person specified. For purposes of this definition, control of a Person means the power, direct or indirect, to direct or cause the direction of the management and policies of such Person whether by Contract or otherwise and, in any event and without limitation of the previous sentence, any Person owning ten percent (10%) or more of the voting securities of a second Person shall be deemed to control that second Person.

          "Agreement" means this Stock Purchase Agreement and the Exhibits, the
           ---------
Disclosure Schedule and the Schedules hereto, as the same shall be amended from time to time.

          "Assets and Properties" of any Person means all assets and properties
           ---------------------
of every kind, nature, character and description (whether real, personal or mixed, whether tangible or intangible, whether absolute, accrued, contingent, fixed or otherwise and wherever situated), including the goodwill related thereto, operated, owned or leased by such Person, including without limitation cash, cash equivalents, Investment Assets, accounts and notes receivable, chattel paper, documents, instruments, general intangibles, real estate, equipment, inventory, goods and Intellectual Property.

          "Associate" means, with respect to any Person, any corporation or
           ---------
other business organization of which such Person is an officer or partner or is the beneficial owner, directly or indirectly, of ten percent (10%) or more of any class of equity securities, any trust or estate in which such Person has a substantial beneficial interest or as to which such Person serves as a trustee or in a similar capacity and any relative or spouse of such Person, or any relative of such spouse, who has the same home as such Person.

          "Benefit Plan" means any Plan established by the Company or any
           ------------
Subsidiary, or any predecessor or Affiliate of any of the foregoing, existing at the Closing Date or prior thereto, to which the Company or any Subsidiary contributes or has contributed, or under which any employee, former employee or director of the Company or any Subsidiary or any beneficiary thereof is covered, is eligible for coverage or has benefit rights.

          "Blackout Period Restrictions" has the meaning assigned to it in
           ----------------------------
Section 1.04(c).

          "Blackout Policy" has the meaning assigned to it in Section 1.04(c).
           ---------------

          "Books and Records" means as of the relevant date all files,
           -----------------
documents, instruments, papers, books and records relating to the Business or Condition of the Company, including without limitation financial statements, Tax Returns and related work papers and letters from accountants, budgets, pricing guidelines, ledgers, journals, deeds, title policies, minute books, stock certificates and books, stock transfer ledgers, Contracts, Licenses, customer lists, computer files and programs, retrieval programs, operating data and plans and environmental studies and plans.

          "Business Combination" means with respect to any Person any merger,
           --------------------
consolidation or combination to which such Person is a party, any sale, dividend, split or other disposition of capital stock or other equity interests of such Person or any sale, dividend or other disposition of all or substantially all of the Assets and Properties of such Person.

          "Business Day" means a day other than Saturday, Sunday or any day on
           ------------
which banks located in the State of New York are authorized or obligated to close.

          "Business or Condition of the Company" means the business, condition
           ------------------------------------
(financial or otherwise), results of operations, Assets and Properties and prospects of the Company and the Subsidiaries taken as a whole.

          "Claim Notice" means written notification pursuant to Section 6.02(a)
           ------------
of a Third Party Claim as to which indemnity under Section 6.01 is sought by an Indemnified Party, enclosing a copy of all papers served, if any, and specifying the nature of and basis for such Third Party Claim and for the Indemnified Party's claim against the Indemnifying Party under Section 6.01, together with the amount or, if not then reasonably ascertainable, the estimated amount, determined in good faith, of such Third Party Claim.

          "Closing" means the closing of the transactions contemplated by
           -------
Section 1.03.

          "Closing Date" means the date on which this Agreement is executed by
           ------------
Purchaser and the Sellers.

          "Closing Balance Sheet" has the meaning set forth in Section 2.08.
           ---------------------

          "Code" means the Internal Revenue Code of 1986, as amended, and the
           ----
rules and regulations promulgated thereunder.

          "Company" has the meaning ascribed to it in the forepart of this
           -------
Agreement.

          "Contract" means any agreement, lease, evidence of Indebtedness,
           --------
mortgage, indenture, security agreement or other contract (whether written or oral).

          "Disclosure Schedule" means the record delivered to Purchaser by the
           -------------------
Sellers herewith and dated as of the date hereof, containing all lists, descriptions, exceptions and other information and materials as are required to be included therein by the Sellers pursuant to this Agreement.

          "Dispute Period" means the period ending thirty (30) calendar days
           --------------
following receipt by an Indemnifying Party of either a Claim Notice or an Indemnity Notice.

          "Environmental Law" means all federal, state and local statutes,
           -----------------
regulations, directives, ordinances and other rules, policies or guidelines having the effect of law, and the common law, which pertain to environmental matters, environmental contamination of any type whatsoever or health and safety matters, as such have been amended, modified or supplemented from time to time (including all amendments thereto and re-authorizations thereof) through the date hereof. Environmental Laws include, without limitation, those relating to:
(i) the manufacture, processing, use, distribution, treatment, storage, disposal, generation or transportation of Hazardous Materials; (ii) air, soil, surface subsurface groundwater or noise pollution; (iii) Releases: (iv) protection of wildlife, endangered species, wetlands or natural resources; (v) Tanks; (vi) health and safety of employees and other persons; and
(vii) notification requirements relating to the foregoing. Without limiting the above, Environmental Law also includes the following: (i) the Comprehensive Environmental Response, Compensation and Liability Act of 1980 (42 U.S.C. (S)(S) 9601 et seq.), as amended; (ii) the Solid Waste Disposal Act, as amended by the
     -- ----
Resource Conservation and Recovery Act (42 U.S.C. (S)(S) 6901 et seq.), as
                                                              -- ----
amended; (iii) the Emergency Planning and Community Right to Know Act of 1986 (42 U.S.C. (S)(S) 11001 et seq.), as amended; (iv) the Clean Air Act (42 U.S.C.
                        -- ----
(S)(S) 7401 et seq.), as amended; (v) the Clean Water Act (33 U.S.C. (S) 1251 et
            -- ----                                                           --
seq.), as amended: (vi) the Toxic Substances Control Act (15 U.S.C. (S) 2601 et
----                                                                         --
seq.), as amended; (vii) the Hazardous Materials Transportation Act (49 U.S.C.
----
(S)(S) 1801 et seq.), as amended; (viii) the Federal Insecticide, Fungicide and
            -- ----
Rodenticide Act (7 U.S.C. (S) 136 et seq.), as amended; (ix) the Federal Safe
                                  -- ----
Drinking Water Act (42 U.S.C. (S) 300f et seq.), as amended; (x) the Federal
                                       -- ----
Radon and Indoor Air Quality Research Act (42 U.S.C. (S) 7401 note, et seq.);
                                                                    -- ----
(xi) the Occupational Safety and Health Act (29 U.S.C. (S) 651 et seq.), as
                                                               -- ----
amended; and (xii) any state, county, municipal or local statutes, laws or ordinances similar or analogous to (including counterparts of) any of the statutes listed above.

          "ERISA" means the Employee Retirement Income Security Act of 1974, as
           -----
amended, and the rules and regulations promulgated thereunder.

          "ERISA Affiliate" means any Person who is in the same controlled group
           ---------------
of corporations or who is under common control with Seller or, before the Closing, the Company or any Subsidiary (within the meaning of Section 414 of the Code).

          "Financial Statements" means the consolidated financial statements of
           --------------------
the Company and its consolidated Subsidiaries delivered to Purchaser pursuant to
Section 2.08.

          "GAAP" means generally accepted accounting principles, consistently
           ----
applied throughout the specified period and in the immediately prior comparable period.

          "Governmental or Regulatory Authority" means any court, tribunal,
           ------------------------------------
arbitrator, authority, agency, commission, official or other instrumentality of the United States, any foreign country or any domestic or foreign state, county, city or other political subdivision.

          "Hazardous Material" means any chemical, pollutant, contaminant,
           ------------------
pesticide, petroleum or petroleum product or by-product, radioactive substance, solid waste (hazardous or extremely hazardous), special, dangerous or toxic waste, substance, chemical or material regulated, listed, limited or prohibited under any Environmental Law, including without limitation: (i) asbestos, asbestos-containing material, presumed asbestos-containing material, polychlorinated biphenyls, solvents and waste oil; (ii) any chemicals or other materials or substances which are defined as or included in the definition of "hazardous substances," "hazardous wastes," "hazardous materials," "extremely hazardous wastes," "restricted hazardous wastes," "toxic substances," "toxic pollutants" or words of similar import under any Environmental Law; and (C) any other chemical or other material or substance, exposure to which is prohibited, limited or regulated by any Governmental or Regulatory Authority under any Environmental Law, provided that this definition shall not include any amounts
                   --------
of such materials required for office use in the normal course of business.

          "Holdback Amount" has the meaning assigned to it in Section 1.03.
           ---------------

          "Indebtedness" of any Person means all obligations of such Person (i)
           ------------
for borrowed money, (ii) evidenced by notes, bonds, debentures or similar instruments, (iii) for the deferred purchase price of goods or services (other than trade payables or accruals incurred in the ordinary course of business),
(iv) under capital leases and (v) in the nature of guarantees of the obligations described in clauses (i) through (iv) above of any other Person.

          "Indemnified Party" means any Person claiming indemnification under
           -----------------
any provision of Article VI, including without limitation a Person asserting a claim pursuant to paragraph (c) of Section 6.02.

          "Indemnifying Party" means any Person against whom a claim for
           ------------------
indemnification are being asserted under any provision of Article VI, including without limitation a Person against whom a claim is asserted pursuant to paragraph (c) of Section 6.02.

          "Indemnity Notice" means written notification pursuant to Section
           ----------------
6.02(b) of a claim for indemnity under Article VI by an Indemnified Party, specifying the nature of and basis for such claim, together with the amount or, if not then reasonably ascertainable, the estimated amount, determined in good faith, of such claim.

          "Intellectual Property" means all patents and patent rights,
           ---------------------
trademarks and trademark rights, trade names and trade name rights, service marks and service mark rights, service names and service name rights, brand names, inventions, processes, formulae, copyrights and copyright rights, trade dress, business and product names, logos, slogans, trade secrets, industrial models, processes, designs, methodologies, computer programs (including all source codes) and related documentation, technical information, manufacturing, engineering and technical drawings, know-how and all pending applications for and registrations of patents, trademarks, service marks and copyrights.

          "Inventory" has the meaning assigned to it in Section 2.27.
           ---------

          "Inventory List" has the meaning assigned to it in Section 2.27.
           --------------

          "Investment Assets" means all debentures, notes and other evidences of
           -----------------
Indebtedness, stocks, securities (including rights to purchase and securities convertible into or exchangeable for other securities), interests in joint ventures and general and limited partnerships, mortgage loans and other investment or portfolio assets owned of record or beneficially by the Company or any Subsidiary (other than securities issued by any Subsidiary).

          "IRS" means the United States Internal Revenue Service.
           ---

          "January 31 Balance Sheet" has the meaning assigned to it in Section
           ------------------------
2.08.

          "Laws" means all laws, statutes, rules, regulations, ordinances and
           ----
other pronouncements having the effect of law of the United States, any foreign country or any domestic or foreign state, county, city or other political subdivision or of any Governmental or Regulatory Authority.

          "Liabilities" means all Indebtedness, obligations and other
           -----------
liabilities of a Person (whether absolute, accrued, contingent, fixed or otherwise, or whether due or to become due).

          "Licenses" means all licenses, permits, certificates of authority,
           --------
authorizations, approvals, registrations, franchises and similar consents granted or issued by any Governmental or Regulatory Authority.

          "Liens" means any mortgage, pledge, assessment, security interest,
           -----
lease, lien, adverse claim, levy, charge or other encumbrance of any kind, or any conditional sale Contract, title retention Contract or other Contract to give any of the foregoing.

          "Loss" means any and all damages, fines, fees, penalties,
           ----
deficiencies, losses and expenses (including without limitation interest, court costs, fees of attorneys, accountants and other experts or other expenses of litigation or other proceedings or of any claim, default or assessment).

          "Material Adverse Effect" means any event or circumstance, or series
           -----------------------
of events or circumstances, that is or would reasonably be expected to be materially adverse to the assets, properties, or the Business or Condition of the Company, individually or in the aggregate.

          "Operative Agreements" means employment agreements between Purchaser
           --------------------
and each of Randall Amon, Daniel Bryan, William Litsinger, Jack Ottenheimer, Kevin Campion and Scott Turnbaugh substantially in the form of Exhibit B hereto.
                                                               ---------

          "Option" with respect to any Person means any security, right,
           ------
subscription, warrant, option, "phantom" stock right or other Contract that gives the right to (i) purchase or otherwise receive or be issued any shares of capital stock of such Person or any security of any kind convertible into or exchangeable or exercisable for any shares of capital stock of such Person or
(ii) receive any benefits or rights similar to any rights enjoyed by or accruing to the holder of shares of capital stock of such Person, including any rights to participate in the equity, income or election of directors or officers of such Person.

          "Order" means any writ, judgment, decree, injunction or similar order
           -----
of any Governmental or Regulatory Authority (in each such case whether preliminary or final).

          "Pension Benefit Plan" means each Benefit Plan which is a pension
           --------------------
benefit plan within the meaning of Section 3(2) of ERISA.

          "Permitted Lien" means (i) any Lien for Taxes not yet due or
           --------------
delinquent or being contested in good faith by appropriate proceedings for which adequate reserves have been established in accordance with GAAP, (ii) any statutory Lien arising in the ordinary course of business by operation of Law with respect to a Liability that is not yet due or delinquent; (iii) any minor imperfection of title or similar Lien which individually or in the aggregate with other such Liens does not materially impair the value of the property subject to such Lien or the use of such property in the conduct of the business of the Company or any Subsidiary; and (iv) the liens established by Provident Bank of Maryland as evidenced by duly filed Uniform Commercial Code Financing Statements available on the public record.

          "Person" means any natural person, corporation, general partnership,
           ------
limited partnership, proprietorship, other business organization, trust, union, association or Governmental or Regulatory Authority.

          "Plan" means any bonus, incentive compensation, deferred compensation,
           ----
pension, profit sharing, retirement, stock purchase, stock option, stock ownership, stock appreciation rights, phantom stock, leave of absence, layoff, vacation, day or dependent care, legal services, cafeteria, life, health, accident, disability, workmen's compensation or other insurance, severance, separation or other employee benefit plan, practice, policy or arrangement of any kind, whether written or oral, including, but not limited to, any "employee benefit plan" within the meaning of Section 3(3) of ERISA.

          "Post-Closing Taxes" shall have the meaning set forth in Section
           ------------------
4.02(i).

          "Post-Closing Tax Returns" shall have the meaning set forth in Section
           ------------------------
4.02(i).

          "Purchaser" has the meaning ascribed to it in the forepart of this
           ---------
Agreement.

          "Purchase Price" has the meaning ascribed to it in Section 1.02.
           --------------

          "Purchaser Stock" has the meaning ascribed to it in Section 1.02.
           ---------------

          "Qualified Plan" means each benefit plan which is intended to qualify
           --------------
under Section 401 of the Code.

          "Release" has the meaning ascribed to it in Section 2.29(a).
           -------

          "Representatives" means, as to any Person, such Person's officers,
           ---------------
directors, employees, agents, counsel, accountants, financial advisors, consultants and other representatives.

          "Resolution Period" means the period ending thirty (30) calendar days
           -----------------
following receipt by an Indemnified Party of a Dispute Notice.

          "Return" means a report, return or other information statement
           ------
required to be supplied to a governmental entity with respect to Taxes including, if applicable, combined or consolidated returns for any group of entities that includes the Company.

          "Reviewed Financial Statement Date" means June 30, 1999.
           ---------------------------------

          "Reviewed Financial Statements" means the Financial Statements for the
           -----------------------------
most recent fiscal year of the Company delivered to Purchaser pursuant to
Section 2.08.

          "SEC" means the United States Securities and Exchange Commission.
           ---

          "Securities Act" means the U.S. Securities Act of 1933, as amended.
           --------------

          "Seller" has the meaning ascribed to it in the forepart of this
           ------
Agreement.

          "Sellers' Post-Closing Taxes" shall have the meaning set forth in
           ---------------------------
Section 4.02(b).

          "Sellers' Tax Costs" shall have the meaning set forth in Section 4.03.
           ------------------

          "Set-Off Date" has the meaning assigned to it in Section 1.03(c).
           ------------

          "Set-Off Notice" has the meaning assigned to it in Section 1.03(c).
           --------------

          "Shares" has the meaning ascribed to it in the forepart of this
           ------
Agreement.

          "Subject Defined Benefit Plan" means each Defined Benefit Plan listed
           ----------------------------
and described in Section 2.14(a) of the Disclosure Schedule.
                 ------------------------------------------

          "Subsidiary" means any Person in which the Company, directly or
           ----------
indirectly through Subsidiaries or otherwise, beneficially owns more than fifty percent (50%) of either the equity interests in, or the voting control of, such Person.

          "Taxes" means any federal, state, county, local or foreign taxes,
           -----
charges, fees, levies, or other assessments, including all net income, gross income, sales and use, ad valorem, transfer, gains, profits, excise, franchise, real and personal property, gross receipt, capital stock, production, business and occupation, disability, employment, payroll, license, estimated, stamp, custom duties, severance or withholding taxes or charges imposed by any governmental entity, and includes any interest and penalties (civil or criminal) on or additions to any such taxes and any expenses incurred in connection with the determination, settlement or litigation of any Tax liability.

          "Tax Ruling" shall have the meaning set forth in Section 2.11(n).
           ----------

          "Third Party Claim" has the meaning ascribed to it in Section 6.02(a).
           -----------------

          "Transfer Taxes" shall have the meaning set forth in Section 4.01.
           --------------


          (b) Unless the context of this Agreement otherwise requires, (i) words of any gender include each other gender; (ii) words using the singular or plural number also include the plural or singular number, respectively; (iii) the terms "hereof," "herein," "hereby" and derivative or similar words refer to this entire Agreement; (iv) the terms "Article" or "Section" refer to the specified Article or Section of this Agreement; and (v) the phrases "ordinary course of business" and "ordinary course of business consistent with past practice" refer to the business and practice of the Company or a Subsidiary. All accounting terms used herein and not expressly defined herein shall have the meanings given to them under GAAP.

                                 ARTICLE VIII

                                 MISCELLANEOUS

          8.01.  Notices.  All notices, requests and other communications
                 -------
hereunder must be in writing and will be deemed to have been duly given only if delivered personally or by facsimile transmission or mailed (first class postage prepaid) to the parties at the following addresses or facsimile numbers:

          If to Purchaser, to:

          ABL Acquisition Corporation
          c/o American Power Conversion Corporation
          132 Fairgrounds Road
          West Kingston, R.I. 02892
          Facsimile No.: 401-788-2618
          Attn: Legal Department

          with a copy to:

          Clifford Chance Rogers & Wells LLP
          607 14/th/ Street, N.W.
          Washington, D.C. 20005
          Facsimile No.: 202-434-0800
          Attn: James J. Black

          If to any of the Sellers, to:

          Randall R. Amon
          Daniel Bryan
          William C. Litsinger, III
          Kevin W. Campion
          Jack L. Ottenheimer
          c/o A.B.L. Electronics Corporation
          350 Clubhouse Road
          Hunt Valley, Maryland 21031
          Facsimile No.: 410-584-2790
          Attn: Each respective Seller


          with a copy to:

          Bowie & Jensen, LLC
          29 W. Susquehanna Ave.
          Suite 600
          Towson, Maryland 21204
          Facsimile No.: 410-583-2437
          Attn: Michael D. Oliver

All such notices, requests and other communications will (i) if delivered personally to the address as provided in this Section, be deemed given upon delivery, (ii) if delivered by facsimile transmission to the facsimile number as provided in this Section, be deemed given upon receipt, and (iii) if delivered by mail in the manner described above to the address as provided in this Section, be deemed given upon receipt (in each case regardless of whether such notice, request or other communication is received by any other Person to whom a copy of such notice is to be delivered pursuant to this Section). Any party from time to time may change its address, facsimile number or other information for the purpose of notices to that party by giving notice specifying such change to the other party hereto.

          8.02.  Entire Agreement.  This Agreement and the Operative Agreements
                 ----------------
supersede all prior discussions and agreements between the parties with respect to the subject matter hereof and thereof (including without limitation that certain letter of intent between the parties dated April 5, 2000 and that certain non-disclosure agreement between the parties dated December 21, 1999), and contain the sole and entire agreement between the parties hereto with respect to the subject matter hereof and thereof.

          8.03.  Attorneys' Fees.  The prevailing party in any dispute arising
                 ---------------
out of or in connection with this Agreement shall be entitled to recover from the other party, or jointly and severally from the non-prevailing parties, its reasonable attorneys' fees, costs and other professionals' fees, at the customary rates charged by such professionals.

          8.04.  Public Announcements.  Within five (5) days of the Closing,
                 --------------------
Purchaser and the Sellers shall issue a press release in a mutually agreed form. Notwithstanding anything to the contrary in this Agreement, Purchaser may make any disclosure that is required by law without the consent of the Sellers.

          8.05.  Confidentiality.  Each party hereto will hold, and will use its
                 ---------------
best efforts to cause its Affiliates, and their respective Representatives to hold, in strict confidence from any Person (other than any such Affiliate or Representative), unless (i) compelled to disclose by judicial or administrative process (including without limitation in connection with obtaining the necessary approvals of this Agreement and the transactions contemplated hereby of Governmental or Regulatory Authorities) or by other requirements of Law or (ii) disclosed in an Action or Proceeding brought by a party hereto in pursuit of its rights or in the exercise of its remedies hereunder, all documents and information concerning the other party or any of its Affiliates furnished to it by the other party or such other party's Representatives in connection with this Agreement or the transactions contemplated hereby, except to the extent that such documents or information can be shown to have been (a) previously known by the party receiving such documents or information, (b) in the public domain (either prior to or after the furnishing of such documents or information hereunder) through no fault of such receiving party or (c) later acquired by the receiving party from another source if the receiving party is not aware that such source is under an obligation to another party hereto to keep such documents and information confidential; provided that following the Closing the
                                        --------
foregoing restrictions will not apply to Purchaser's use of documents and information concerning the Company and the Subsidiaries furnished by the Sellers hereunder. In the event the transactions contemplated hereby are not consummated, upon the request of the other party, each party hereto will, and will cause its Affiliates and their respective Representatives to, promptly redeliver or cause to be redelivered all copies of documents and information furnished by the other party in connection with this Agreement or the transactions contemplated hereby and destroy or cause to be destroyed all notes, memoranda, summaries, analyses, compilations and other writings related thereto or based thereon prepared by the party furnished such documents and information or its Representatives.

          8.06.  Further Assurances; Post-Closing Cooperation. (a) At any time
                 --------------------------------------------
or from time to time after the Closing, the Sellers shall execute and deliver to Purchaser such other documents and instruments, provide such materials and information and take such other actions as Purchaser may reasonably request more effectively to vest title to the Shares in Purchaser and, to the full extent permitted by Law, to put Purchaser in actual possession and operating control of the Company and the Subsidiaries and their Assets and Properties and Books and Records, and otherwise to cause the Sellers to fulfill their obligations under this Agreement and the Operative Agreements to which they are parties.

          (b) Following the Closing, each party will afford the other party, its counsel and its accountants, during normal business hours, reasonable access to the books, records and other data relating to the Business or Condition of the Company in its possession with respect to periods prior to the Closing and the right to make copies and extracts therefrom, to the extent that such access may be reasonably required by the requesting party in connection with (i) the preparation of Tax Returns, (ii) the determination or enforcement of rights and obligations under this Agreement, (iii) compliance with the requirements of any Governmental or Regulatory Authority, (iv) the determination or enforcement of the rights and obligations of any Indemnified Party or (v) in connection with any actual or threatened Action or Proceeding. Further, each party agrees for a period extending six (6) years after the Closing Date not to destroy or otherwise dispose of any such books, records and other data unless such party shall first offer in writing to surrender such books, records and other data to the other party and such other party shall not agree in writing to take possession thereof during the ten (10)-day period after such offer is made.

          (c) If, in order properly to prepare its Tax Returns, other documents or reports required to be filed with Governmental or Regulatory Authorities or its financial statements or to fulfill its obligations hereunder, it is necessary that a party be furnished with additional information, documents or records relating to the Business or Condition of the Company not referred to in paragraph (b) above, and such information, documents or records are in the possession or control of the other party, such other party shall use its best efforts to furnish or make available such information, documents or records (or copies thereof) at the recipient's request, cost and expense. Any information obtained by the Sellers in accordance with this paragraph shall be held confidential by the Sellers in accordance with Section 8.05.

          (d)    Notwithstanding anything to the contrary contained in this
Section 8.06, if the parties are in an adversarial relationship in litigation or arbitration, the furnishing of information, documents or records in accordance with any provision of this Section 8.06 shall be subject to applicable rules relating to discovery.

          8.07.  Waiver.  Any term or condition of this Agreement may be waived
                 ------
at any time by the party that is entitled to the benefit thereof, but no such waiver shall be effective unless set forth in a written instrument duly executed by or on behalf of the party waiving such term or condition. No waiver by any party of any term or condition of this Agreement, in any one or more instances, shall be deemed to be or construed as a waiver of the same or any other term or condition of this Agreement on any future occasion. All remedies, either under this Agreement or by Law or otherwise afforded, will be cumulative and not alternative.

          8.08.  Amendment.  This Agreement may be amended, supplemented or
                 ---------
modified only by a written instrument duly executed by or on behalf of each party hereto.

          8.09.  No Third Party Beneficiary.  The terms and provisions of this
                 --------------------------
Agreement are intended solely for the benefit of each party hereto and their respective successors or permitted assigns, and it is not the intention of the parties to confer third-party beneficiary rights upon any other Person other than any Person entitled to indemnity under Article VI.

          8.10.  No Assignment; Binding Effect.  Neither this Agreement nor any
                 -----------------------------
right, interest or obligation hereunder may be assigned by any party hereto without the prior written consent of the other party hereto and any attempt to do so will be void, except (a) for assignments and transfers by operation of Law and (b) that Purchaser may assign any or all of its rights, interests and obligations hereunder (including without limitation its rights under Article VI) to a wholly owned subsidiary, provided that any such subsidiary agrees in writing to be bound by all of the terms, conditions and provisions contained herein, but no such assignment referred to in clause (b) shall relieve Purchaser of its obligations hereunder. Subject to the preceding sentence, this Agreement is binding upon, inures to the benefit of and is enforceable by the parties hereto and their respective successors and assigns.

          8.11.  Headings.  The headings used in this Agreement have been
                 --------
inserted for convenience of reference only and do not define or limit the provisions hereof.

          8.12.  Consent to Jurisdiction and Service of Process. The Sellers
                 ----------------------------------------------
hereby irrevocably appoint Randall Amon, at the offices of the Company at the address set forth in Section 8.01, and Purchaser hereby irrevocably appoints Jeffrey Giguere, at its offices at the address set forth in Section 8.01, its lawful agent and attorney to accept and acknowledge service of any and all process against it in any action, suit or proceeding arising in connection with this Agreement or any of the Operative Agreements and upon whom such process may be served, with the same effect as if such party were a resident of the Commonwealth of Massachusetts and had been lawfully served with such process in such jurisdiction, and waives all claims of error by reason of such service, provided that in the case of any service upon such agent and attorney, the party
--------
effecting such service shall also deliver a copy thereof to the other party at the address and in the manner specified in Section 8.01. The Sellers and Purchaser will enter into such agreements with such agents as may be necessary to constitute and continue the appointment of such agents hereunder. In the event that such agent and attorney resigns or otherwise becomes incapable of acting as such, such party will appoint a successor agent and attorney in

Massachusetts, reasonably satisfactory to the other party, with like powers. Each party hereby irrevocably submits to the non-exclusive jurisdiction of the United States District Court for the Eastern District of Massachusetts or any court of the Commonwealth of Massachusetts located in the City of Boston in any such action, suit or proceeding, and agrees that any such action, suit or proceeding shall be brought only in such court (and waives any objection based on forum non conveniens or any other objection to venue therein), provided,
   ----- --- ----------                                           --------
however, that such consent to jurisdiction is solely for the purpose referred to
-------
in this Section 8.12 and shall not be deemed to be a general submission to the jurisdiction of said courts or in the Commonwealth of Massachusetts other than for such purpose. Nothing herein shall affect the right of any party to serve process in any other manner permitted by Law or to commence legal proceedings or otherwise proceed against the other in any other jurisdiction.

          8.13.  Invalid Provisions. If any provision of this Agreement is held
                 ------------------
to be illegal, invalid or unenforceable under any present or future Law, and if the rights or obligations of any party hereto under this Agreement will not be materially and adversely affected thereby, (a) such provision will be fully severable, (b) this Agreement will be construed and enforced as if such illegal, invalid or unenforceable provision had never comprised a part hereof, (c) the remaining provisions of this Agreement will remain in full force and effect and will not be affected by the illegal, invalid or unenforceable provision or by its severance herefrom and (d) in lieu of such illegal, invalid or unenforceable provision, there will be added automatically as a part of this Agreement a legal, valid and enforceable provision as similar in terms to such illegal, invalid or unenforceable provision as may be possible.

          8.14.  Governing Law.  This Agreement shall be governed by and
                 -------------
construed in accordance with the Laws of the Commonwealth of Massachusetts applicable to a Contract executed and performed in such Commonwealth, without regard for the conflict of laws principles thereof.

          8.15.  Counterparts.  This Agreement may be executed in any number of
                 ------------
counterparts, each of which will be deemed an original, but all of which together will constitute one and the same instrument.

          IN WITNESS WHEREOF, this Agreement has been duly executed and delivered by each party hereto as of the date first above written.



                                        /s/ Randall R. Amon
                                        --------------------------------------
                                        Randall R. Amon


                                        /s/ Daniel Bryan
                                        --------------------------------------
                                        Daniel Bryan


                                        /s/ William C. Litsinger, III
                                        --------------------------------------
                                        William C. Litsinger, III


                                        /s/ Jack L. Ottenheimer
                                        --------------------------------------
                                        Jack L. Ottenheimer


                                        /s/ Kevin W. Campion
                                        --------------------------------------
                                        Kevin W. Campion



                                        ABL ACQUISITION CORPORATION

                                        By:/s/ Joseph Loveti
                                           -----------------------------------
                                        Name: Joseph Loveti
                                        Title: President


ARTICLE I  SALE OF SHARES AND CLOSING                                           1
    1.01.  Purchase and Sale                                                    1
    1.02.  Purchase Price                                                       1
    1.03.  Closing; Holdback                                                    1
    1.04.  Resale Registration                                                  3
ARTICLE II COVENANTS, REPRESENTATIONS AND WARRANTIES OF THE SELLERS             5
    2.01.  Status of the Sellers                                                5
    2.02.  Organization of the Company                                          5
    2.03.  Capital Stock                                                        5
    2.04.  Subsidiaries                                                         6
    2.05.  No Conflicts                                                         6
    2.06.  Governmental Approvals and Filings                                   7
    2.07.  Books and Records                                                    7
    2.08.  Financial Statements                                                 8
    2.09.  Absence of Changes                                                   8
    2.10.  No Undisclosed Liabilities                                           9
    2.11.  Taxes                                                                9
    2.12.  Legal Proceedings                                                   10
    2.13.  Compliance With Laws and Orders                                     11
    2.14.  Benefit Plans; ERISA                                                11
    2.15.  Real Property                                                       13
    2.16.  Tangible Personal Property                                          13
    2.17.  Intellectual Property Rights                                        14
    2.18.  Contracts                                                           14
    2.19.  Licenses                                                            16


    2.20.    Insurance                                                           16
    2.21.    Affiliate Transactions                                              17
    2.22.    Employees; Labor Relations                                          17
    2.23.    Substantial Customers and Suppliers                                 17
    2.24.    Bank and Brokerage Accounts; Investment Assets                      18
    2.25.    No Powers of Attorney                                               18
    2.26.    Accounts Receivable                                                 18
    2.27.    Inventory                                                           19
    2.28.    Brokers                                                             19
    2.29.    Environmental Matters                                               19
    2.30.    Acquisition for Investment                                          20
    2.31.    Disclosure                                                          21
    2.32.    Covenant to Deliver April 30, 2000 Information                      21
    2.33.    Covenant to Operate Business in the Normal Course                   21
ARTICLE III  COVENANTS, REPRESENTATIONS AND WARRANTIES OF PURCHASER              21
    3.01.    Organization                                                        21
    3.02.    Authority                                                           21
    3.03.    Governmental Approvals and Filings                                  22
    3.04.    Capital Stock of the Purchaser                                      22
    3.05.    Brokers                                                             22
    3.06.    Payment of Bank Debt                                                22
ARTICLE IV   TAX MATTERS AND POST-CLOSING TAXES                                  22
    4.01.    Transfer Taxes                                                      22
    4.02.    Post-Closing Taxes                                                  22
    4.03.    Sellers' Tax Costs                                                  23


    4.04.     Available Information                                               23
    4.05.     Tax Treatment                                                       24
ARTICLE V     SURVIVAL OF REPRESENTATIONS, WARRANTIES, COVENANTS AND AGREEMENTS   24
    5.01.     Survival of Representations, Warranties, Covenants and Agreements   24
ARTICLE VI    INDEMNIFICATION                                                     24
    6.01.     Indemnification                                                     24
    6.02.     Method of Asserting Claims                                          25
ARTICLE VII   DEFINITIONS                                                         28
    7.01.     Definitions                                                         28
ARTICLE VIII  MISCELLANEOUS                                                       35
    8.01.     Notices                                                             35
    8.02.     Entire Agreement                                                    37
    8.03.     Attorneys' Fees                                                     37
    8.04.     Public Announcements                                                37
    8.05.     Confidentiality                                                     37
    8.06.     Further Assurances; Post-Closing Cooperation                        38
    8.07.     Waiver                                                              39
    8.08.     Amendment                                                           39
    8.09.     No Third Party Beneficiary                                          39
    8.10.     No Assignment; Binding Effect                                       39
    8.11.     Headings                                                            39
    8.12.     Consent to Jurisdiction and Service of Process                      39
    8.13.     Invalid Provisions                                                  40
    8.14.     Governing Law                                                       40
    8.15.     Counterparts                                                        40

                                   EXHIBITS


          EXHIBIT A    Blackout Policy
          EXHIBIT B    Form of Employment Agreement

                                       4